Exhibit 1.1

_________ AMERICAN DEPOSITARY SHARES

EACH REPRESENTING 10 ORDINARY SHARES AND

_____________ WARRANTS

CHILWA MINERALS LIMITED

UNDERWRITING AGREEMENT

_______, 2026

Maxim Group LLC

300 Park Avenue, 16th Floor

New York, NY 10022

As the Representative of the

Several underwriters, if any, named in Schedule I hereto

Ladies and Gentlemen:

The undersigned, Chilwa Minerals Limited, a company incorporated under the laws of Australia (collectively with its subsidiaries and affiliates, including, without limitation, all entities disclosed or described in the Registration Statement (as defined below) as being subsidiaries or affiliates of Chilwa Minerals Limited, the “Company”), hereby confirms its agreement (this “Agreement”) with the several underwriters (such underwriters, including the Representative (as defined below), the “Underwriters” and each an “Underwriter”) named in Schedule I hereto for which Maxim Group LLC is acting as representative to the several Underwriters (the “Representative” and if there are no Underwriters other than the Representative, references to multiple Underwriters shall be disregarded and the term Representative as used herein shall have the same meaning as Underwriter) on the terms and conditions set forth herein. The Underlying Ordinary Shares (as defined below) are to be deposited pursuant to a deposit agreement dated on or about the date hereof (the “Deposit Agreement”), among the Company, The Bank of New York Mellon, as depositary (the “Depositary”), and holders and beneficial holders from time to time of the ADRs, if any, issued by the Depositary and evidencing the ADSs (as defined below). Each ADS will initially represent ten (10) Ordinary Shares (as defined below) deposited pursuant to the Deposit Agreement.

It is understood that the several Underwriters are to make a public offering of the Public Securities (as defined below) as soon as the Representative deems it advisable to do so. The Public Securities are to be initially offered to the public at the initial public offering price set forth in the Prospectus (as defined below).

It is further understood that you will act as the Representative for the Underwriters in the offering and sale of the Closing Securities (as defined below) and, if any, the Option Securities (as defined below) in accordance with this Agreement.

ARTICLE I.

DEFINITIONS

1.1 Definitions. In addition to the terms defined elsewhere in this Agreement, for all purposes of this Agreement, the following terms have the meanings set forth in this Section 1.1:

“ADRs” means the American Depositary Receipts issued by the Depositary and evidencing the ADSs.

“ADSs” means the American Depositary Shares of the Company, each ADS initially representing ten (10) Ordinary Shares.

“ADS Registration Statement” shall have the meaning ascribed to such term in Section 3.1(g).

“Affiliate” means with respect to any Person, any other Person that, directly or indirectly through one or more intermediaries, controls or is controlled by or is under common control with such Person as such terms are used in and construed under Rule 405 under the Securities Act.

“Applicable Laws” means all applicable laws, rules, regulations, policies, statutes, ordinances, codes, orders, consents, decrees, judgments, decisions, rulings, awards, guidelines, or the terms and conditions of any Authorizations, including any judicial or administrative interpretation thereof, of any Governmental Authority, including for certainty with respect to all Environmental Laws.

“ASIC” shall mean the Australian Securities and Investments Commission.

“ASX” means ASX Limited (ACN 008 624 691) or the financial market known as the Australian Securities Exchange, as the context requires.

“ASX Listing Rules” means the listing rules of the ASX.

“Australian Securities Laws” shall have the meaning ascribed to such term in Section 3.1(t).

“Authorizations” means any regulatory licenses, approvals, permits, consents, certificates, registrations, filings or other authorizations of or issued by any Governmental Authority under Applicable Laws.

“Board of Directors” means the board of directors of the Company.

“Business Day” means any day other than Saturday, Sunday or other day on which commercial banks in The City of New York are authorized or required by law to remain closed; provided, however, for clarification, commercial banks shall not be deemed to be authorized or required by law to remain closed due to “stay at home”, “shelter-in-place”, “non-essential employee”  or any other similar orders or restrictions or the closure of any physical branch locations at the direction of any governmental authority so long as the electronic funds transfer systems (including for wire transfers) of commercial banks in The City of New York generally are open for use by customers on such day.

“Cleansing Document” means either (i) a ‘cleansing statement’ prepared and lodged in accordance with section 708A(5)(e) of the Corporations Act; or (ii) a ‘cleansing prospectus’ prepared and lodged in accordance with section 708A(11) of the Corporations Act.

“Closing” means the closing of the purchase and sale of the Closing Securities pursuant to Section 2.1.

“Closing ADSs” shall have the meaning ascribed to such term in Section 2.1(a).

“Closing Date” means the hour and the date on the Trading Day on which all conditions precedent to (i) the Underwriters’ obligations to pay the Closing Purchase Price and (ii) the Company’s obligations to deliver the Closing ADSs, in each case, have been satisfied or waived, but in no event later than 10:00 a.m. (New York City time) on the [first or third] Trading Day following the date hereof (or the [second or fourth] Trading Day following the date hereof if this Agreement is signed on a day that is not a Trading Day or after 4:00 p.m. (New York City time) on a Trading Day) or at such earlier time as shall be agreed upon by the Representative and the Company.

“Closing Ordinary Shares” means the Ordinary Shares to be delivered to the Depositary pursuant to the Deposit Agreement and underlying the Closing ADSs.

“Closing Purchase Price” shall have the meaning ascribed to such term in Section 2.1(b), which aggregate purchase price shall be net of the underwriting discounts and commissions.

“Closing Securities” shall have the meaning ascribed to such term in Section 2.1(a)(ii).

“Combined Purchase Price” shall have the meaning ascribed to such term in Section 2.1(a).

“Commission” means the United States Securities and Exchange Commission.

“Company Auditor” means BDO Audit Pty Ltd, with offices located at Level 18, 360 Queen Street, Brisbane QLD 4000, Australia.

“Company Australian Counsel” means Atkinson Corporate Lawyers, with offices in Perth, Australia.

“Company U.S. Counsel” means Rimôn Law, with offices located at Level 2, 50 Bridge Street, Sydney, NSW 2000, Australia.

“Corporations Act” means Corporations Act 2001 of the Commonwealth of Australia

“Deposit Agreement” means the deposit agreement, dated on or about the date hereof, among the Company, the Depositary and all owners and holders (as defined therein) from time to time of ADSs.

“Depositary” means The Bank of New York Mellon, as depositary under the Deposit Agreement.

“Effective Date” shall have the meaning ascribed to such term in Section 3.1(g).

“EGS” means Ellenoff Grossman & Schole LLP, with offices located at 1345 Avenue of the Americas, New York, New York 10105.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

“Execution Date” shall mean the date on which the parties execute and enter into this Agreement.

“Exempt Issuance” means the issuance of (a) Ordinary Shares or options to employees, officers or directors of the Company pursuant to any stock or option plan in effect on the date of this Agreement or duly adopted for such purpose, by a majority of the non-employee members of the Board of Directors or a majority of the members of a committee of non-employee directors established for such purpose for services rendered to the Company, (b) the Representative’s Warrant (as defined below) and the Representative’s Warrant ADSs (as defined below), (c) securities upon the exercise or exchange of or conversion of any Securities issued hereunder and/or other securities exercisable or exchangeable for or convertible into Ordinary Shares issued and outstanding on the date of this Agreement, provided that such securities have not been amended since the date of this Agreement to increase the number of such securities or to decrease the exercise price, exchange price or conversion price of such securities or to extend the term of such securities, and (d) securities issued pursuant to acquisitions or strategic transactions approved by a majority of the disinterested directors of the Company, provided that such securities are issued as “restricted securities” (as defined in Rule 144) and carry no registration rights that require or permit the filing of any registration statement during the prohibition period in Section 4.21(a) herein in connection therewith, and provided that any such issuance shall only be to a Person (or to the equity holders of a Person) which is, itself or through its subsidiaries, an operating company or an owner of an asset in a business synergistic with the business of the Company and shall provide to the Company additional benefits in addition to the investment of funds, but shall not include a transaction in which the Company is issuing securities primarily for the purpose of raising capital or to an entity whose primary business is investing in securities.

“FCPA” means the United States Foreign Corrupt Practices Act of 1977, as amended.

“FINRA” means the Financial Industry Regulatory Authority.

“General Disclosure Package” shall have the meaning ascribed to such term in Section 3.1(aa).

“IFRS” shall have the meaning ascribed to such term in Section 3.1(j).

“Indebtedness” means (a) any liabilities for borrowed money or amounts owed in excess of $50,000 (other than trade accounts payable incurred in the ordinary course of business), (b) all guaranties, endorsements and other contingent obligations in respect of indebtedness of others, whether or not the same are or should be reflected in the Company’s consolidated balance sheet (or the notes thereto), except guaranties by endorsement of negotiable instruments for deposit or collection or similar transactions in the ordinary course of business; and (c) the present value of any lease payments in excess of $50,000 due under leases required to be capitalized in accordance with IFRS.

“Investor Warrants” means the ADS purchase warrants delivered to the investors in the Offering, other than the Representative’s Warrant, which shall be exercisable immediately and have a term of exercise equal to 5 years, in the form attached as Annex A to the Warrant Agent Agreement.

“Issuer-Represented Free Writing Prospectus” means any “issuer free writing prospectus,” as defined in Rule 433 under the Securities Act, relating to the Securities that (A) is required to be filed with the Commission by the Company, or (B) is exempt from filing pursuant to Rule 433(d)(5)(i) under the Securities Act because it contains a description of the Securities or of the Offering that does not reflect the final terms or pursuant to Rule 433(d)(8)(ii) because it is a “bona fide electronic road show,” as defined in Rule 433 under the Securities Act, in each case in the form filed or required to be filed with the Commission or, if not required to be filed, in the form retained in the Company’s records pursuant to Rule 433(g) under the Securities Act; provided, however, that a Written Testing-the-Waters Communication shall be deemed not to be an Issuer Free Writing Prospectus.

“Issuer-Represented General Free Writing Prospectus” means any Issuer-Represented Free Writing Prospectus that is intended for general distribution to prospective investors, as evidenced by its being specified in Exhibit A to this Agreement.

“Issuer-Represented Limited-Use Free Writing Prospectus” means any Issuer-Represented Free Writing Prospectus that is not an Issuer-Represented General Free Writing Prospectus. The term Issuer-Represented Limited-Use Free Writing Prospectus also includes any “bona fide electronic road show,” as defined in Rule 433 under the Securities Act, that is made available without restriction pursuant to Rule 433(d)(8)(ii), even though not required to be filed with the Commission.

“Liens” means a lien, charge, pledge, security interest, encumbrance, right of first refusal, preemptive right or other restriction.

“Lock-Up Agreements” means the lock-up agreements that are delivered on the date hereof by each of the Company’s officers and directors and the Company’s major shareholder, in the form of Exhibit B.

“Material Adverse Effect” means (i) a material adverse effect on the legality, validity or enforceability of any Transaction Document, (ii) a material adverse effect on the results of operations, assets, business, prospects or condition (financial or otherwise) of the Company and the Subsidiaries, taken as a whole or (iii) a material adverse effect on the Company’s ability to perform in any material respect on a timely basis its obligations under any Transaction Document.

“Material Property” means the Chilwa Critical Minerals Project property located in southern Malawi along the shores of Lake Chilwa.

“Offering” shall have the meaning ascribed to such term in Section 2.1(c).

“Option ADSs” shall have the meaning ascribed to such term in Section 2.2(a).

“Option Closing Date” shall have the meaning ascribed to such term in Section 2.2(c).

“Option Closing Purchase Price” shall have the meaning ascribed to such term in Section 2.2(b), which aggregate purchase price shall be net of the underwriting discounts and commissions.

“Option Ordinary Shares” means the Ordinary Shares to be delivered to the Depositary pursuant to the Deposit Agreement and underlying the Option ADSs.

“Option Securities” shall have the meaning ascribed to such term in Section 2.2(a).

“Option Warrants” shall have the meaning ascribed to such term in Section 2.2(a).

“Ordinary Shares” means the fully paid ordinary shares of the Company, no par value, and any other class of securities into which such securities may hereafter be reclassified or changed.

“Ordinary Share Equivalents” means any securities of the Company or the Subsidiaries which would entitle the holder thereof to acquire at any time Ordinary Shares or ADSs, including, without limitation, any debt, preferred stock, right, option, warrant or other instrument that is at any time convertible into or exercisable or exchangeable for, or otherwise entitles the holder thereof to receive, Ordinary Shares.

“Over-Allotment Option” shall have the meaning ascribed to such term in Section 2.2(a).

“Person” means an individual or corporation, partnership, trust, incorporated or unincorporated association, joint venture, limited liability company, joint stock company, government (or an agency or subdivision thereof) or other entity of any kind.

“Preliminary Prospectus” means, if any, any preliminary prospectus relating to the Securities included in the Registration Statement or filed with the Commission pursuant to Rule 424(b).

“Proceeding” means an action, claim, suit, investigation or proceeding (including, without limitation, an informal investigation or partial proceeding, such as a deposition), whether commenced or threatened.

“Prospectus” means the final prospectus filed for the Registration Statement complying with Rule 430A and Rule 424(b) of the Securities Act that is filed with the Commission and any supplement to the final prospectus filed thereafter.

“Public ADSs” means, collectively, the Closing ADSs and, if any, the Option ADSs.

“Public Securities” means, collectively, the Closing Securities and, if any, the Option Securities.

“Registration Statement” means, collectively, the various parts of the registration statement prepared by the Company on Form F-1 (File No. 333-297336) with respect to the Securities, each as amended as of the date hereof, including the Prospectus, any Preliminary Prospectus and all exhibits filed with or incorporated by reference into such registration statement, and includes any Rule 462(b) Registration Statement.

“Representative’s Warrant” means the ADS purchase warrants delivered to the Underwriters in accordance with Section 2.3(v), which Representative’s Warrant shall be exercisable immediately and have a term of exercise equal to 5 years, in the form of Exhibit C attached hereto.

“Required Approvals” shall have the meaning ascribed to such term in Section 3.1(f).

“Rule 424” means Rule 424 promulgated by the Commission pursuant to the Securities Act, as such Rule may be amended or interpreted from time to time, or any similar rule or regulation hereafter adopted by the Commission having substantially the same purpose and effect as such Rule.

“Rule 462(b) Registration Statement” means any registration statement prepared by the Company registering additional Securities, which was filed with the Commission on or prior to the date hereof and became automatically effective pursuant to Rule 462(b) promulgated by the Commission pursuant to the Securities Act.

“Securities” means the Public Securities, the Representative’s Warrant and the Representative’s Warrant ADSs.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

“Subsidiary” means any subsidiary of the Company and shall, where applicable, also include any direct or indirect subsidiary of the Company formed or acquired after the date hereof.

“Statutory Prospectus” as of any time means the prospectus that is included in the Registration Statement immediately prior to that time. For purposes of this definition, information contained in a form of prospectus that is deemed retroactively to be a part of the Registration Statement pursuant to Rule 430A or 430B under the Securities Act shall be considered to be included in the Statutory Prospectus as of the actual time that form of prospectus is filed with the Commission pursuant to Rule 424(b) under the Securities Act.

“Testing-the-Waters Communication” means any oral or written communication with potential investors in reliance on Section 5(d) of the Securities Act.

“Time of Sale” means [__] p.m. (Eastern time) on the Execution Date.

“Trading Day” means a day on which the principal Trading Market in the United States is open for trading.

“Trading Market” means any of the following markets or exchanges on which the Ordinary Shares or ADSs are listed or quoted for trading on the date in question: the ASX, the NYSE American, the Nasdaq Capital Market, the Nasdaq Global Market, the Nasdaq Global Select Market, or the New York Stock Exchange (or any successors to any of the foregoing).

“Transaction Documents” means this Agreement, the Warrants, the Warrant Agency Agreement, the Representative’s Warrant, the Deposit Agreement, and any other documents or agreements executed in connection with the transactions contemplated hereunder.

“Transfer Agent” means The Bank of New York Mellon with offices located at 240 Greenwich Street, New York, New York 10286, and any successor transfer agent of the Company.

“Underlying Ordinary Shares” means, collectively, the Closing Ordinary Shares, the Option Ordinary Shares, Warrant Ordinary Shares and the Representative’s Warrant Ordinary Shares.

“Warrant ADSs” means the ADSs issuable upon exercise of the Investor Warrants and/or the Representative’s Warrant.

“Warrant Agency Agreement” means the warrant agency agreement dated on or about the date hereof, among the Company and Computershare Inc. in the form of Exhibit D attached hereto.

“Warrant Ordinary Shares” means the Ordinary Shares delivered to the Depositary and underlying the Warrant ADSs.

“Warrant Purchase Price” shall have the meaning ascribed to such term in Section 2.1(b).

“Written Testing-the-Waters Communication” means any Testing-the-Waters Communication that is a written communication within the meaning of Rule 405 under the Securities Act.

ARTICLE II.

PURCHASE AND SALE

2.1 Closing.

(a) Upon the terms and subject to the conditions set forth herein, the Company agrees to, through the issue of Ordinary Shares to the Depositary which will be held by the Depositary under the Deposit Agreement, sell in the aggregate [__] ADSs and Investor Warrants exercisable for an aggregate of _____ ADSs, and each Underwriter agrees to purchase, severally and not jointly, at the Closing, the follow securities of the Company:

(i) the number of ADSs (the “Closing ADSs”) set forth opposite the name of such Underwriter on Schedule I hereof; and

(ii) the number of Investor Warrants set forth opposite the name of such Underwriter on Schedule I hereof (the “Closing Warrants” and, collectively with the Closing ADSs, the “Closing Securities”).

(b) The aggregate purchase price for the Closing Securities shall equal the amount set forth opposite the name of such Underwriter on Schedule I hereto (the “Closing Purchase Price”), which will represent the aggregate price of the Closing Securities at their respective prices discussed below. The combined purchase price for one ADS and one Warrant $[_____] with respect to ADSs and Investor Warrants issued to Company Investors (as defined below) and the combined purchase price for one ADS and one Warrant shall be $[__] with respect to ADSs and Warrant sold to all other investors. For the purposes hereof, the term “Company Investors” means investors that are contacts, or from existing relationships, of the Company or any officer of the Company, as set forth in Schedule II; and

(c) On the Closing Date, each Underwriter shall deliver or cause to be delivered to the Company, via wire transfer, immediately available funds equal to such Underwriter’s Closing Purchase Price and the Company shall concurrently deliver to, or as directed by, such Underwriter its respective Closing Securities or the related ADRs, as the case may be, and the Company shall deliver the other items required pursuant to Section 2.3 deliverable at the Closing. Upon satisfaction of the covenants and conditions set forth in Sections 2.3 and 2.4, the Closing shall occur at the offices of EGS or such other location as the Company and Representative shall mutually agree. The Public Securities are to be offered initially to the public at the offering price set forth on the cover page of the Prospectus (the “Offering”).

2.2 Over-Allotment Option.

(a) For the purposes of covering any over-allotments in connection with the distribution and sale of the Closing Securities, the Representative is hereby granted an option (the “Over-Allotment Option”) to purchase, in the aggregate, up to [__]additional ADSs (the “Option ADSs”) and up to [ ] Warrants (the “Option Warrants” and, collectively with the Option ADSs, the “Option Securities”) which may be purchased in any combination of Option Shares and/or Option Warrants at the ADS Purchase Price and/or Warrant Purchase Price (each defined below), respectively. For this section, $[__] per ADS shall be the “ADS Purchase Price” and $[____] per Warrant shall be the “Warrant Purchase Price”).

(b) In connection with an exercise of the Over-Allotment Option, the purchase price to be paid for the Option ADSs (“Option ADS Purchase Price”) is equal to the product of the ADS Purchase Price multiplied by the number of Option ADSs to be purchased and the purchase price to be paid for the Option Warrants (“Option Warrant Purchase Price”) is equal to the product of the Warrant Purchase Price multiplied by the number of Option Warrants to be purchased (the sum of the Option ADS Purchase Price and the Option Warrant Purchase Price to be paid on an Option Closing Date, the “Option Closing Purchase Price”).

(c) The Over-Allotment Option granted pursuant to this Section 2.2 may be exercised by the Representative as to all (at any time) or any part (from time to time) of the Option Securities within 45 days after the Execution Date. An Underwriter will not be under any obligation to purchase any Option Securities prior to the exercise of the Over-Allotment Option by the Representative. The Over-Allotment Option granted hereby may be exercised by the giving of oral notice to the Company from the Representative, which must be confirmed in writing by overnight mail or facsimile or other electronic transmission setting forth the number of Option ADSs and/or Option Warrants to be purchased and the date and time for delivery of and payment for such Option Securities (each, an “Option Closing Date”), which will not be later than one (1) full Business Day after the date of the notice or such other time as shall be agreed upon by the Company and the Representative, at the offices of EGS or at such other place (including remotely by facsimile or other electronic transmission) as shall be agreed upon by the Company and the Representative. If such delivery and payment for the Option Securities does not occur on the Closing Date, each Option Closing Date will be as set forth in the notice. Upon exercise of the Over-Allotment Option, the Company will become obligated to convey to the Underwriters, and, subject to the terms and conditions set forth herein, the Underwriters will become obligated to purchase, the number of Option ADSs and/or Option Warrants specified in such notice. The Representative may cancel the Over-Allotment Option at any time prior to the expiration of the Over-Allotment Option by written notice to the Company.

2.3 Deliveries. The Company shall deliver or cause to be delivered to each Underwriter (if applicable) the following:

(i) At the Closing Date, the Closing ADSs and, as to each Option Closing Date, if any, the applicable Option ADSs, which shall be delivered via The Depository Trust Company Deposit or Withdrawal at Custodian system for the accounts of the several Underwriters;

(ii) At the Closing Date, the Closing Warrants and, as to each Option Closing Date, if any, the applicable Option Warrants via The Depository Trust Company Deposit or Withdrawal at Custodian system for the accounts of the several Underwriters in the name or names and in such authorized denominations as the applicable Underwriter may request in writing at least one Business Day prior to the Closing Date and, if any, each Option Closing Date;

(iii) At the Closing Date and at each Option Closing Date, if any, a copy of the irrevocable instruction to the Depositary instructing the Depositary to deliver on an expedited basis via The Depository Trust Company Deposit or Withdrawal at Custodian system the amount of applicable Public ADSs in the accounts of the several Underwriters;

(iv) At the Closing Date, the Warrant Agency Agreement duly executed by the parties thereto;

(v) At the Closing Date, and each Option Closing Date, as applicable, to the Representative or its permitted designees, a warrant (the “Representative’s Warrant”) to purchase up to a number of ADSs (the “Representative’s Warrant ADSs” and the Ordinary Shares delivered to the Depositary and underlying the Representative’s Warrant ADSs, the “Representative’s Warrant Ordinary Shares”) equal to 5% of the Closing ADSs and Option ADSs, as applicable, issued on the Closing Date and Option Closing Date, which Representative’s Warrant shall have an exercise price of $[__], subject to adjustment therein (for the avoidance of doubt, other than the method of assignment, the Representative’s Warrant will be in substantially the form of Exhibit C attached hereof);

(vi) At the Closing Date and each Option Closing Date, a legal opinion of Company U.S. Counsel and a negative assurance letter, addressed to the Underwriters, in form and substance reasonably acceptable to the Representative;

(vii) At the Closing Date and each Option Closing Date, a legal opinion of Company Australian Counsel addressed to the Underwriters, in form and substance reasonably acceptable to the Representative;

(viii) At the Closing Date and each Option Closing Date, a title opinion of Sacranie, Gow & Company, addressed to the Underwriters, in form and substance reasonably acceptable to the Representative;

(ix) At the Closing Date and each Option Closing Date, an opinion from, Emmet, Marvin & Martin, LLP counsel to the Depositary, addressed to the Underwriters, in form and substance reasonably acceptable to the Representative;

(x) At the Closing Date, the Depositary shall have furnished or caused to be furnished to the Representative a certificate reasonably satisfactory to the Representative of one of its authorized officers with respect to the deposit with it of the Underlying Ordinary Shares, the issuance of the ADRs evidencing the Ordinary Shares delivered in the form of the ADSs, the execution, issuance, countersignature and delivery of the ADRs evidencing the Ordinary Shares delivered in the form of such ADSs pursuant to the Deposit Agreement and such other customary matters related thereto as the Representative may reasonably request;

(xi) On or prior to the Closing Date, the Company and the Depositary shall have executed and delivered the Deposit Agreement and the Deposit Agreement shall be in full force and effect;

(xii) Contemporaneously herewith, a cold comfort letter, addressed to the Underwriters and in form and substance satisfactory in all respects to the Representative from the Company Auditor dated, respectively, as of the date of this Agreement and a bring-down letter dated as of the Closing Date and each Option Closing Date, if any;

(xiii) On the Closing Date and on each Option Closing Date, the duly executed and delivered Officer’s Certificate, in form and substance reasonably acceptable to the Representative;

(xiv) On the Closing Date and on each Option Closing Date, the duly executed and delivered Secretary’s Certificate, in form and substance reasonably acceptable to the Representative;

(xv) On the Closing Date and on each Option Closing Date, the duly executed and delivered Chief Financial Officer’s Certificate, in form and substance reasonably acceptable to the Representative; and

(xvi) Contemporaneously herewith, the duly executed and delivered Lock-Up Agreements.

2.4 Closing Conditions. The respective obligations of each Underwriter hereunder in connection with the Closing and each Option Closing Date are subject to the following conditions being met:

(i) the accuracy in all material respects when made and on the date in question (other than representations and warranties of the Company already qualified by materiality, which shall be true and correct in all respects) of the representations and warranties of the Company contained herein (unless as of a specific date therein);

(ii) all obligations, covenants and agreements of the Company required to be performed at or prior to the date in question shall have been performed;

(iii) the delivery by the Company of the items set forth in Section 2.3 of this Agreement;

(iv) the Prospectus (which may be delivered in accordance with Rule 172 under the Securities Act) shall have been filed with the Commission in accordance with the Rules and Regulations;

(v) the Registration Statement and the ADS Registration Statement shall each be effective on the date of this Agreement and at each of the Closing Date and each Option Closing Date, if any, no stop order suspending the effectiveness of the Registration Statement or the ADS Registration Statement shall have been issued and no proceedings for that purpose shall have been instituted or shall be pending or contemplated by the Commission and any request on the part of the Commission for additional information shall have been complied with to the reasonable satisfaction of the Representative;

(vi) by the Execution Date, the Underwriters shall have received clearance from FINRA as to the underwriting terms and arrangements and amount of compensation allowable or payable to the Underwriters as described in the Registration Statement;

(vii) the Company shall have received confirmation that the Public ADSs, Warrant ADSs and the Representative’s Warrant ADSs have been accepted for listing on The Nasdaq Stock Market and ASX shall not have indicated to the Company that it will not grant official quotation to the Underlying Ordinary Shares;

(viii) prior to and on each of the Closing Date and each Option Closing Date, if any: (i) there shall have been no material adverse change or development involving a prospective material adverse change in the condition or prospects or the business activities, financial or otherwise, of the Company from the latest dates as of which such condition is set forth in the Registration Statement, the General Disclosure Package and the Prospectus; (ii) no action suit or proceeding, at law or in equity, shall have been pending or threatened against the Company or any Affiliate of the Company before or by any court or federal or state commission, board or other administrative agency wherein an unfavorable decision, ruling or finding may materially adversely affect the business, operations, prospects or financial condition or income of the Company, except as set forth in the Registration Statement, General Disclosure Package, ADS Registration Statement and Prospectus; (iii) no stop order shall have been issued under the Securities Act and no proceedings therefor shall have been initiated or threatened by the Commission; (iv) no order shall have been issued preventing the issue of the Underlying Ordinary Shares under the Corporations Act or other applicable legislation and no proceedings therefor shall have been initiated or threatened by ASIC; and (iv) the Registration Statement, the General Disclosure Package and the Prospectus and any amendments or supplements thereto shall contain all material statements which are required to be stated therein in accordance with the Securities Act and the rules and regulations thereunder and shall conform in all material respects to the requirements of the Securities Act and the rules and regulations thereunder, and neither the Registration Statement, the General Disclosure Package and the Prospectus nor any amendment or supplement thereto shall contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; and

(ix) except for any trading halt on the ASX for the Ordinary Shares that may be necessary in connection with this Offering, trading in the ADSs and/or Ordinary Shares shall not have been suspended by the Commission or the Company’s principal Trading Market with respect to such security, and, at any time prior to the Closing Date or Option Closing, if applicable, trading in securities generally as reported by Bloomberg L.P. shall not have been suspended or limited, or minimum prices shall not have been established on securities whose trades are reported by such service, or on any Trading Market, nor shall a banking moratorium have been declared either by Australian, the United States or New York State authorities nor shall there have occurred any material outbreak or escalation of hostilities or other national or international calamity of such magnitude in its effect on, or any material adverse change in, any financial market which, in each case, in the reasonable judgment of such Purchaser, makes it impracticable or inadvisable to purchase the Public ADSs at the Closing or Option Closing, if applicable.

ARTICLE III.

REPRESENTATIONS AND WARRANTIES

3.1 Representations and Warranties of the Company. The Company represents and warrants to the Underwriters as of the Execution Date, as of the Closing Date and as of each Option Closing Date, if any, as follows:

(a) Subsidiaries. All of the direct and indirect Subsidiaries of the Company are set forth in the Registration Statement, the General Disclosure Package and the Prospectus (the “Subsidiaries” and each a “Subsidiary”). The Company owns, directly or indirectly, all of the capital stock or other equity interests of each Subsidiary free and clear of all liens, and all of the issued and outstanding shares of capital stock of each Subsidiary are validly issued and are fully paid, non-assessable (to the extent such concept exists under applicable law) and free of preemptive and similar rights to subscribe for or purchase securities.

(b) Organization and Qualification. The Company is an Australian public company and has been duly incorporated and is validly existing under the laws of the Commonwealth of Australia, with corporate power and authority to own, lease and operate its properties and conduct its business as described in the Registration Statement, the General Disclosure Package and the Prospectus, and has been duly qualified as a foreign corporation for the transaction of business and is in good standing under the laws of each other jurisdiction in which it owns or leases properties or conducts any business so as to require such qualification, or is subject to material liability or disability by reason of the failure to be so qualified in any such jurisdiction, except where such failure to be so qualified would not have a Material Adverse Effect; and each Subsidiary of the Company listed in the Registration Statement, the General Disclosure Package and the Prospectus has been duly incorporated and is validly existing as a corporation in good standing under the laws of its jurisdiction of incorporation, with corporate power and authority to own, lease and operate its properties and conduct its business as described in the Registration Statement, the General Disclosure Package and the Prospectus, and has been duly qualified as a foreign corporation for the transaction of business and is in good standing under the laws of each other jurisdiction in which it owns or leases properties or conducts any business so as to require such qualification, or is subject to no material liability or disability by reason of the failure to be so qualified in any such jurisdiction, except where such failure to be so qualified would not have a Material Adverse Effect; as of the date of this Agreement, except for the entities listed in the Registration Statement, the General Disclosure Package and the Prospectus, the Company does not own or control, directly or indirectly, any equity or other ownership interest in any corporation, partnership, joint venture or any other Person.

(c) Authorization; Enforcement. The Company has the requisite corporate power and authority to enter into and to consummate the transactions contemplated by this Agreement and each of the other Transaction Documents to which it is a party and otherwise to carry out its obligations hereunder and thereunder. The execution and delivery of this Agreement and each of the other Transaction Documents by the Company and the consummation by it of the transactions contemplated hereby and thereby have been duly authorized by all necessary action on the part of the Company and no further action is required by the Company, the Board of Directors or the Company’s stockholders (including under the Corporations Act, the ASX Listing Rules and the Company’s constitution) in connection herewith or therewith other than in connection with the Required Approvals. This Agreement and each other Transaction Document to which the Company is a party has been (or upon delivery will have been) duly executed by the Company and, when delivered in accordance with the terms hereof and thereof, will constitute the valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except (i) as limited by general equitable principles and applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies and (iii) insofar as indemnification and contribution provisions may be limited by applicable law. The Registration Statement, General Disclosure Package and the Prospectus and all filings or announcements to be made with ASIC or ASX in relation to the Company’s obligations under this Agreement have been duly authorized by and on behalf of the Company.

(d) Authorization of Deposit Agreement. The Deposit Agreement has been duly authorized by the Company, and when executed and delivered by the Company will, assuming due authorization, execution and delivery by the Depositary, constitute a valid and legally binding obligation of the Company, enforceable against the Company in accordance with its terms, except as may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting creditors’ rights generally or general equitable principles. Upon the issuance, sale and payment for the Public ADSs in accordance with the terms hereof and the due issuance by the Depositary of the Public ADSs against the deposit of the Underlying Ordinary Shares in respect thereof in accordance with the provisions of the Deposit Agreement, such Public ADSs and Underlying Ordinary Shares will be duly and validly issued, and the persons in whose names the Public ADSs are registered will be entitled to the rights specified in the Deposit Agreement; and the Deposit Agreement and the ADSs conform in all material respects to the descriptions thereof contained in the Registration Statement, General Disclosure Package and the Prospectus. Upon the exercise of the Investor Warrants and Representative’s Warrant pursuant to their terms, the issuance, sale and payment for the Warrant ADSs in accordance with the terms hereof and the due issuance by the Depositary of the ADRs evidencing the ADSs underlying the Investor Warrants and Representative’s Warrant against the deposit of the Warrant Ordinary Shares in respect thereof in accordance with the provisions of the Deposit Agreement, such Warrant ADSs will be duly and validly issued, and the persons in whose names the Warrant ADSs are registered will be entitled to the rights specified in the Deposit Agreement; and the Deposit Agreement and the ADSs conform in all material respects to the descriptions thereof contained in the Registration Statement and the Prospectus. Upon the exercise of the Representative’s Warrant pursuant to their terms, the issuance, sale and payment for the Representative’s Warrant ADSs in accordance with the terms hereof and the due issuance by the Depositary of the ADRs evidencing the ADSs underlying the Representative’s Warrant against the deposit of the Representative’s Warrant Ordinary Shares in respect thereof in accordance with the provisions of the Deposit Agreement, such Representative’s Warrant ADSs will be duly and validly issued, and the persons in whose names the Representative’s Warrant ADSs are registered will be entitled to the rights specified in the Deposit Agreement; and the Deposit Agreement and the ADSs conform in all material respects to the descriptions thereof contained in the Registration Statement and the Prospectus. There has been no change in the Company’s agreement with the Depositary in connection with any pre-release of the Company’s ADSs and no such change is currently contemplated.

(e) No Conflicts. The execution, delivery and performance by the Company of this Agreement and the other Transaction Documents to which it is a party, the issuance and sale of the Public Securities, the issuance of the Underlying Ordinary Shares upon conversion of the ADSs, the deposit of the Underlying Ordinary Shares with the Depositary against issuance of the ADRs evidencing the ADSs and compliance with the terms and provisions hereof and thereof and the use of proceeds as described in the Registration Statement, the General Disclosure Package and the Prospectus, and the consummation by the Company of the transactions contemplated hereby and thereby do not and will not (i) conflict with or violate any provision of the Company’s or any Subsidiary’s constitution, certificate or articles of incorporation, bylaws or other organizational or charter documents, or (ii) conflict with, violate or constitute a default (or an event that with notice or lapse of time or both would become a default) under, result in the creation of any Lien upon any of the properties or assets of the Company or any Subsidiary, or give to others any rights of termination, amendment, anti-dilution or similar adjustments, acceleration or cancellation (with or without notice, lapse of time or both) of, any agreement, credit facility, debt or other instrument (evidencing a Company or Subsidiary debt or otherwise) or other understanding to which the Company or any Subsidiary is a party or by which any property or asset of the Company or any Subsidiary is bound or affected, (iii) subject to the Required Approvals, conflict with or result in a violation of any law, rule, regulation, order, judgment, injunction, decree or other restriction of any court or governmental authority (each, a “Governmental Authority”) to which the Company or a Subsidiary is subject (including federal and state securities laws and regulations) or the ASX Listing Rules, or by which any property or asset of the Company or a Subsidiary is bound or affected or (iv) conflict with or result in a violation of any approval, consent, waiver, authorization, exemption, permission, endorsement or license granted by an Governmental Authority in Australia, the United States or any other jurisdiction where the Company or any Subsidiary was incorporated or operates or any ASX Listing Rule or any waiver granted by the ASX; except in the case of each of clauses (ii) and (iii), such as could not have or reasonably be expected to result in a Material Adverse Effect.

(f) Filings, Consents and Approvals. The Company is not required to obtain any consent, waiver, authorization, approval or order of, give any notice to, or make any filing or registration with, any court or other federal, state, local or other Governmental Authority or other Person (including ASX) in connection with the execution, delivery and performance by the Company of the Transaction Documents, including the issuance and listing of the Securities on the Trading Market and the Underlying Ordinary Shares on ASX, other than: (i) the filing with the Commission of the Prospectus, (ii) such filings as are required to be made under applicable state securities laws and the ASX Listing Rules; and (iii) the relief that the Company and the Representative are seeking from ASIC under sections 655A(1)(b) and 673(1)(b) of the Corporations Act in relation to the Lock-Up Agreements (collectively, the “Required Approvals”).

(g) Registration Statement. The Company has filed with the Commission the Registration Statement, including any related Prospectus or Prospectuses, for the registration of the Securities under the Securities Act, which Registration Statement has been prepared by the Company in all material respects in conformity with the requirements of the Securities Act and the rules and regulations of the Commission under the Securities Act. The Registration Statement has been declared effective by the Commission on [___], 2026 (the “Effective Date”). The Company has filed with the Commission a Form 8-A (File Number 001-[___]) providing for the registration under the Exchange Act of the ADSs and the Ordinary Shares underlying the ADSs. The registration of the Closing ADSs, Warrant ADSs and the Option ADSs under the Exchange Act has been declared effective by the Commission on the date hereof. The Company has advised the Representative of all further information (financial and other) with respect to the Company required to be set forth therein in the Registration Statement and Prospectus. Any reference in this Agreement to the terms “amend,” “amendment” or “supplement” with respect to the Registration Statement, the Preliminary Prospectus or the Prospectus shall be deemed to refer to and include the issue date of the Preliminary Prospectus or the Prospectus, as the case may be, deemed to be incorporated therein by reference. All references in this Agreement to financial statements and schedules and other information which is “contained,” “included,” “described,” “referenced,” “set forth” or “stated” in the Registration Statement, the Preliminary Prospectus or the Prospectus (and all other references of like import) shall be deemed to mean and include all such financial statements and schedules and other information, if any, which is or is deemed to be incorporated by reference in the Registration Statement, the Preliminary Prospectus or the Prospectus, as the case may be. No stop order suspending the effectiveness of the Registration Statement or the use of the Prospectus has been issued, and no proceeding for any such purpose is pending or has been initiated or, to the Company’s knowledge, is threatened by the Commission. The Company will not, without the prior consent of the Representative, prepare, use or refer to, any free writing prospectus. For purposes of this Agreement, “free writing prospectus” has the meaning set forth in Rule 405 under the Securities Act. A registration statement on Form F-6 (No. 333-297366) covering the registration of the ADSs under the Securities Act has (i) been prepared by the Company and Depositary in conformity with the requirements of the Securities Act and the rules and regulations thereunder, (ii) been filed with the Commission under the Securities Act, and (iii) become effective under the Securities Act. As used in this Agreement, “ADS Registration Statement” means such registration statement, as amended at the time it became effective under the Securities Act, including all exhibits thereto. The Commission has not issued any order suspending the effectiveness of the ADS Registration Statement, and no Proceeding for that purpose has been instituted or, to the Company’s knowledge, threatened by the Commission. The ADS Registration Statement, at the time it became effective under the Securities Act, (i) conformed in all respects to the requirements of the Securities Act and the rules and regulations thereunder and (ii) and did not, as of the applicable effective date, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. All amounts payable by the Company in respect of the Securities shall be made free and clear of and without deduction for or on account of any taxes imposed, assessed or levied in Australia or by any authority thereof or therein (except such income taxes as may otherwise be imposed in Australia on payments hereunder if the Underwriter’s net income is subject to tax in Australia or withholding, if any, with respect to any such income tax) nor are any taxes imposed in Australia on, or by virtue of the execution or delivery of, such documents (other than stamp duty payable if such original documents are brought to, executed in or produced before a court in Australia).

(h) Issuance of Securities. The Securities are duly authorized and, when issued and paid for in accordance with the applicable Transaction Documents, will be duly and validly issued, fully paid and nonassessable (to the extent such concept exists under Australian law), free and clear of all Liens and the Underlying Ordinary Shares will rank equally in all respects with other Ordinary Shares on and from issue. The Representative’s Warrant ADSs, and Warrant ADSs when issued in accordance with the terms of the Representative’s Warrant and Investor’s Warrants, respectively, will be validly issued, fully paid and nonassessable (to the extent such concept exists under Australian law), free and clear of all Liens and the Underlying Ordinary Shares will rank equally in all respects with other Ordinary Shares on and from issue. Upon the due issuance by the Depositary of the ADSs evidencing the ADSs against the deposit of the Underlying Ordinary Shares in accordance with the provisions of the Deposit Agreement, such ADRs will be duly and validly issued under the Deposit Agreement and Persons in whose name such ADSs are registered will be entitled to the right of registered holders of ADSs evidencing the ADSs specified therein and in the Deposit Agreement. The Company has the capacity to issue the maximum number of Ordinary Shares issuable pursuant to this Agreement without requiring approval of shareholders or any other person. The holder of the Securities will not be subject to personal liability by reason of being such holders. The Securities are not and will not be subject to the preemptive rights of any holders of any security of the Company or similar contractual rights granted by the Company. All corporate action required to be taken for the authorization, issuance and sale of the Securities has been duly and validly taken, and no further approval or authorization of any stockholder, the Board of Directors or others is required for the issuance and sale of the Securities. The Securities conform in all material respects to all statements with respect thereto contained in the Registration Statement, the General Disclosure Package and Prospectus. The terms of the Representative’s Warrant and Investor’s Warrants, respectively, comply with the ASX Listing Rules.

(i) Capitalization. The capitalization of the Company is as set forth in the Registration Statement and the Prospectus. The Company has not issued any securities since the initial public filing of the Registration Statement, other than pursuant to the exercise of employee stock options under the Company’s stock option plans, the issuance of Ordinary Shares to employees pursuant to the Company’s employee stock purchase plans and pursuant to the conversion and/or exercise of Ordinary Share Equivalents outstanding as of the date of the initial public filing of the Registration Statement. No Person has any right of first refusal, preemptive right, right of participation, or any similar right to participate in the transactions contemplated by the Transaction Documents. Except as a result of the purchase and sale of the Securities, there are no outstanding options, warrants, scrip rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities, rights or obligations convertible into or exercisable or exchangeable for, or giving any Person any right to subscribe for or acquire, any ADSs or Ordinary Shares, or contracts, commitments, understandings or arrangements by which the Company or any Subsidiary is or may become bound to issue additional Ordinary Shares or Ordinary Share Equivalents. Except as set forth in the Registration Statement, the General Disclosure Package and the Prospectus, there are no outstanding securities or instruments of the Company or any Subsidiary with any provision that adjusts the exercise, conversion, exchange or reset price of such security or instrument upon an issuance of securities by the Company or any Subsidiary. There are no outstanding securities or instruments of the Company or any Subsidiary that contain any redemption or similar provisions, and there are no contracts, commitments, understandings or arrangements by which the Company or any Subsidiary is or may become bound to redeem a security of the Company or such Subsidiary. The Company does not have any stock appreciation rights or “phantom stock” plans or agreements or any similar plan or agreement. All of the issued shares of the Company are duly authorized, validly issued, fully paid and nonassessable (to the extent such concept exists under Australian law), have been issued in compliance with all applicable law and the requirements of the ASX, and none of such issued shares were issued in violation of any preemptive rights or similar rights to subscribe for or purchase securities. The issued shares of the Company conform in all material respects to all statements relating thereto contained in the Registration Statement, the General Disclosure Package and the Prospectus. The offers and sales of the Company’s securities were made in compliance with applicable laws. No further approval or authorization of any stockholder of the Board of Directors of the Company or others is required for the issuance and sale of the Securities, other than the Required Approvals. There are no shareholders agreements, voting agreements or other similar agreements with respect to the Company’s issued shares to which the Company is a party or, to the knowledge of the Company, between or among any of the Company’s shareholders.

(j) Financial Statements. The financial statements of the Company included in the Registration Statement, the General Disclosure Package and the Prospectus comply in all material respects with applicable accounting requirements and the rules and regulations of the Commission with respect thereto as in effect at the time of filing. Such financial statements have been prepared in accordance with International Financial Reporting Standards (“IFRS”), as issued by the International Accounting Standard Board, applied on a consistent basis during the periods involved, except as may be otherwise specified in such financial statements or the notes thereto and except that unaudited financial statements may not contain all footnotes required by IFRS, and fairly present in all material respects the financial position of the Company and its consolidated Subsidiaries as of and for the dates thereof and the results of operations and cash flows for the periods then ended, subject, in the case of unaudited statements, to normal, year-end audit adjustments. The agreements and documents described in the Registration Statement, the General Disclosure Package and the Prospectus conform, in all material respects, to the descriptions thereof contained therein and there are no agreements or other documents required by the Securities Act and the rules and regulations thereunder to be described in the Registration Statement, the General Disclosure Package and the Prospectus or to be filed with the Commission as exhibits to the Registration Statement, that have not been so described or filed. Each agreement or other instrument (however characterized or described) to which the Company is a party or by which it is or may be bound or affected and (i) that is referred to in the Registration Statement, the General Disclosure Package and the Prospectus, or (ii) is material to the Company’s business, has been duly authorized and validly executed by the Company, is in full force and effect in all material respects and is enforceable against the Company and, to the Company’s knowledge, the other parties thereto, in accordance with its terms, except (x) as such enforceability may be limited by bankruptcy, insolvency, reorganization or similar laws affecting creditors’ rights generally, (y) as enforceability of any indemnification or contribution provision may be limited under the federal and state securities laws, and (z) that the remedy of specific performance and injunctive and other forms of equitable relief may be subject to the equitable defenses and to the discretion of the court before which any proceeding therefore may be brought. None of such agreements or instruments has been assigned by the Company, and neither the Company nor, to the best of the Company’s knowledge, any other party is in default thereunder and, to the best of the Company’s knowledge, no event has occurred that, with the lapse of time or the giving of notice, or both, would constitute a default thereunder. To the best of the Company’s knowledge, performance by the Company of the material provisions of such agreements or instruments will not result in a violation of any existing applicable law, rule, regulation, judgment, order or decree of any governmental agency or court, domestic or foreign, having jurisdiction over the Company or any of its assets or businesses, including, without limitation, those relating to environmental laws and regulations.

(k) Material Changes; Undisclosed Events, Liabilities or Developments. Since the date of the latest audited financial statements included within the Registration Statement, the General Disclosure Package and the Prospectus (i) there has been no event, occurrence or development that has had or that would reasonably be expected to result in a Material Adverse Effect, (ii) the Company has not incurred any liabilities (contingent or otherwise) other than (A) trade payables and accrued expenses incurred in the ordinary course of business consistent with past practice and (B) liabilities not required to be reflected in the Company’s financial statements pursuant to IFRS or disclosed in the Registration Statement, the General Disclosure Package or the Prospectus, (iii) the Company has not altered its method of accounting, (iv) the Company has not declared or made any dividend or distribution of cash or other property to its shareholders or purchased, redeemed or made any agreements to purchase or redeem any issued shares, (v) the Company has not issued any equity securities to any officer, director or Affiliate, except pursuant to existing Company stock option plans, and (vi) no officer or director of the Company has resigned from any position with the Company. The Company does not have pending before the Commission any request for confidential treatment of information. Except for the issuance of the Securities contemplated by this Agreement, no event, liability, fact, circumstance, occurrence or development has occurred or exists or is reasonably expected to occur or exist with respect to the Company or its Subsidiaries or their respective businesses, prospects, properties, operations, assets or financial condition that would be required to be disclosed by the Company under applicable securities laws at the time this representation is made or deemed made that has not been publicly disclosed at least 1 Trading Day prior to the date that this representation is made. Unless otherwise disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, the Company has not: (i) issued any securities or incurred any liability or obligation, direct or contingent, for borrowed money; or (ii) declared or paid any dividend or made any other distribution on or in respect to its issued shares.

(l) Litigation. There is no action, suit, inquiry pending or, to the knowledge of the Company notice of violation, proceeding or investigation threatened against or affecting the Company, any Subsidiary or any of their respective properties before or by any court, arbitrator, governmental or administrative agency or regulatory authority (federal, state, county, local or foreign) (collectively, an “Action”) which (i) adversely affects or challenges the legality, validity or enforceability of any of the Transaction Documents or the Securities or (ii) could, if there were an unfavorable decision, have or reasonably be expected to result in a Material Adverse Effect. Neither the Company nor any Subsidiary, nor any director or officer thereof, is or has been the subject of any Action involving a claim of violation of or liability under federal or state securities laws or a claim of breach of fiduciary duty. There has not been, and to the knowledge of the Company, there is not pending or contemplated, any investigation by the Commission, ASIC or ASX involving the Company or any current or former director or officer of the Company. The Commission has not issued any stop order or other order suspending the effectiveness of any registration statement filed by the Company or any Subsidiary under the Exchange Act or the Securities Act and ASIC has not issued any stop order or other order suspending the ability of the Company to issue the Underlying Ordinary Shares.

(m) Labor Relations. No labor dispute exists or, to the knowledge of the Company, is imminent with respect to any of the employees of the Company, which could reasonably be expected to result in a Material Adverse Effect. None of the Company’s or its Subsidiaries’ employees is a member of a union that relates to such employee’s relationship with the Company or such Subsidiary, and neither the Company nor any of its Subsidiaries is a party to a collective bargaining agreement, and the Company and its Subsidiaries believe that their relationships with their employees are good. To the knowledge of the Company, no executive officer of the Company or any Subsidiary, is, or is now expected to be, in violation of any material term of any employment contract, confidentiality, disclosure or proprietary information agreement or non-competition agreement, or any other contract or agreement or any restrictive covenant in favor of any third party, and the continued employment of each such executive officer does not subject the Company or any of its Subsidiaries to any liability with respect to any of the foregoing matters. The Company and its Subsidiaries are in compliance with all Australian (and, if any, all applicable U.S. federal, state and local) laws and regulations relating to employment and employment practices, terms and conditions of employment and wages and hours, except where the failure to be in compliance could not, individually or in the aggregate, have or reasonably be expected to have a Material Adverse Effect. Except as disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, neither the Company nor any Subsidiary has any material obligation to provide retirement, healthcare, death or disability benefits to any of the present or past employees of the Company or any Subsidiary or to any other Person.

(n) Compliance. To the best of the Company’s knowledge, neither the Company nor any Subsidiary: (i) is in default under or in violation of (and no event has occurred that has not been waived that, with notice or lapse of time or both, would result in a default by the Company or any Subsidiary under), nor has the Company or any Subsidiary received notice of a claim that it is in default under or that it is in violation of, any indenture, loan or credit agreement or any other agreement or instrument to which it is a party or by which it or any of its properties is bound (whether or not such default or violation has been waived), (ii) is in violation of any judgment, decree or order of any court, arbitrator or other governmental authority or (iii) is or has been in violation of any statute, rule, ordinance or regulation of any governmental authority, including without limitation all foreign, federal, state and local laws relating to taxes, environmental protection, occupational health and safety, product quality and safety and employment and labor matters, except in each case as would not have or reasonably be expected to result in a Material Adverse Effect.

(o) Regulatory Permits. The Company and the Subsidiaries possess all certificates, authorizations and permits issued by the appropriate federal, state, local or foreign regulatory authorities necessary to conduct their respective businesses as described in the Registration Statement and Prospectus, except where the failure to possess such permits could not have or reasonably be expected to result in a Material Adverse Effect (each, a “Material Permit”), and neither the Company nor any Subsidiary has received any notice of proceedings relating to the revocation or modification of any Material Permit. The disclosures in the Registration Statement concerning the effects of federal, state, local and all foreign regulation on the Company’s business as currently contemplated are correct in all material respects.

(p) Title to Assets. The Company and the Subsidiaries have good and marketable title in fee simple to, or have valid and marketable rights to lease or otherwise use, all real property and all personal property that is material to the business of the Company and the Subsidiaries, in each case free and clear of all Liens, except for (i) Liens as do not materially affect the value of such property and do not materially interfere with the use made and proposed to be made of such property by the Company and the Subsidiaries and (ii) Liens for the payment of federal, state or other taxes, for which appropriate reserves have been made in accordance with IFRS, and the payment of which is neither delinquent nor subject to penalties. Any real property and facilities held under lease by the Company and the Subsidiaries are held by them under valid, subsisting and enforceable leases with which the Company and the Subsidiaries are in compliance.

(q) Insurance. The Company and the Subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the businesses in which the Company and the Subsidiaries are engaged, including, but not limited to, directors and officers insurance coverage. Neither the Company nor any Subsidiary has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business without a significant increase in cost.

(r) Transactions With Affiliates and Employees. Except as set forth in the Registration Statement, the General Disclosure Package or the Prospectus, none of the officers or directors of the Company or any Subsidiary and to the knowledge of the Company, none of the employees of the Company or any Subsidiary is presently a party to any transaction with the Company or any Subsidiary (other than for services as employees, officers and directors), including any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, providing for the borrowing of money from or lending of money to or otherwise requiring payments to or from, any officer, director or such employee or, to the knowledge of the Company, any entity in which any officer, director, or any such employee has a substantial interest or is an officer, director, trustee, stockholder, member or partner, in each case in excess of $120,000 other than for (i) payment of salary or consulting fees for services rendered, (ii) reimbursement for expenses incurred on behalf of the Company and (iii) other employee benefits, including stock option agreements under any stock option plan of the Company.

(s) Representations and Warranties Relating to Australia.

(i) Compliance with Australian Securities Laws. Other than any declaration, determination, exemption or order made by ASIC in relation to the application for relief by the Company and the Representative under sections 655A(1)(b) and 673(1)(b) of the Corporations Act in relation to the Lock-Up Agreements, the Company is not the subject of a determination or order issued by ASIC nor has ASIC given any notice of intention to hold an investigation in relation to the Company, and the Company is not aware of any such determination, order or investigation being contemplated or threatened by ASIC. The Company is admitted to the official list of the ASX, its Ordinary Shares are quoted on ASX and it is a disclosing entity under the Corporations Act and its associated regulations and all applicable regulations, class orders, instruments, rulings or relief of ASIC (the “Australian Securities Laws”) and, is not in default of any requirement of the Australian Securities Laws, the ASX Listing Rules (including any waivers of such rules) and its constitution, and will not be by issuing the Underlying Ordinary Shares and otherwise complying with its obligations under this Agreement. All disclosure and filings on the public record and fees required to be made and paid by the Company pursuant to the Australian Securities Laws and the ASX Listing Rules have been made (including under ASX Listing Rule 3.1 and the continuous disclosure obligations under the Australian Securities Laws) and paid. The Company has taken no action designed to, or likely to have the effect of, delisting the Ordinary Shares from the ASX, nor has the Company received any notification from the ASX that it is contemplating such a delisting.

(ii) Stamp Tax. No stamp or other issuance or transfer taxes or duties and no capital gains, income, withholding or other taxes are payable by or on behalf of the Underwriters or any investor to the government of Australia, the United States or any political subdivision or taxing authority thereof or therein in connection with (i) the sale and delivery by the Company of the Securities to or for the account of any investor and (ii) the execution and delivery of the Transaction Documents, in each case other than income tax that is imposed on the Underwriters or investors net income in the ordinary course of business.

(iii) No Limitations on Dividends and Distributions. Under current laws and regulations of Australia and any political subdivision thereof, all interest, principal, premium, if any, and other payments due or made on the Securities and dividends and other distributions declared and payable on the ADSs or the Ordinary Shares underlying the ADSs may be paid by the Company to the holder thereof in U.S. dollars and freely transferred out of Australia and all such payments made to holders thereof or therein who are non-residents of Australia will other than withholding tax (if applicable) not be subject to income or other taxes under laws and regulations of Australia or any political subdivision or taxing authority thereof or therein and will otherwise be free and clear of any other tax, duty, withholding or deduction in Australia or any political subdivision or taxing authority thereof or therein and without the necessity of obtaining any governmental authorization in Australia or any political subdivision or taxing authority thereof or therein.

(iv) Enforceability in Australia. This Agreement is enforceable against the Company in Australia in accordance with its terms. To ensure the legality, validity, enforceability or admissibility into evidence in Australia of this Agreement or the Deposit Agreement, it is not necessary that this Agreement or Deposit Agreement be filed or recorded with any court or other authority in Australia or that any stamp or similar tax in Australia be paid on or in respect of this Agreement or any other documents to be furnished hereunder unless they are brought to, executed in or produced before a court in Australia.

(v) Choice of Law in Australia. To the Company’s knowledge, under the laws of Australia, the courts of Australia will recognize and give effect to the choice of law provisions set forth in Section 7.7 hereof and would recognize as a valid judgment a final and conclusive judgment in personam obtained in any U.S. court against the Company to enforce this Agreement under which a fixed sum of money is payable (other than a sum of money payable in respect of multiple damages, taxes or other charges of a like nature or in respect of a fine or other penalty) and such judgment would be capable of enforcement by Australian courts provided that (i) such court had proper jurisdiction over the parties subject to such judgment; (ii) the applicable U.S. court did not contravene the rules of natural justice of Australia; (iii) such judgment was not obtained by fraud; (iv) the enforcement of the judgment would not be contrary to the public policy of Australia; (v) such judgment imposes on the judgment debtor a liability to pay a liquidated sum; (vi) such judgment has not been wholly satisfied; (vii) such judgment was obtained within the previous twelve years, and (viii) there is due compliance with the correct procedures under the laws of Australia. Except as described in the Registration Statement, the General Disclosure Package and the Prospectus, under the laws of Australia, the choice of law provisions set forth in Section 7.7 hereof will be recognized by the courts of Australia and any judgment obtained in any Specified Court (as defined below) arising out of or in relation to the obligations of the Company under this Agreement will be recognized in Australian courts and be capable of enforcement subject to the applicable statutory and common law principles of Australia relating to the enforceability of foreign judgments.

(vi) Judgment Enforced in Australia. To the Company’s knowledge, under final judgment for a fixed sum of money rendered by a Specified Court (as defined below) having jurisdiction under its own domestic laws in respect of any suit, action or Proceeding against the Company based upon this Agreement, would be recognized and enforced against the Company by Australian courts without re-examining the merits of the case, provided that such judgment (i) is not in respect of taxes, a fine or a penalty, (ii) was not obtained by fraud; (iii) was not obtained in a manner and is not a kind the enforcement of which is contrary to natural justice or the public policy of Australia; (iv) such judgment has not been wholly satisfied; and (v) such judgment was obtained within the previous twelve years .

(t) Certain Fees. Except as set forth in the Registration Statement, General Disclosure Package and Prospectus, no brokerage or finder’s fees or commissions are or will be payable by the Company, any Subsidiary or Affiliate of the Company to any broker, financial advisor or consultant, finder, placement agent, investment banker, bank or other Person with respect to the transactions contemplated by the Transaction Documents. To the Company’s knowledge, there are no other arrangements, agreements or understandings of the Company or, to the Company’s knowledge, any of its stockholders that may affect the Underwriters’ compensation, as determined by FINRA. The Company has not made any direct or indirect payments (in cash, securities or otherwise) to: (i) any person, as a finder’s fee, consulting fee or otherwise, in consideration of such person raising capital for the Company or introducing to the Company persons who raised or provided capital to the Company; (ii)  any FINRA member participating in the offering as defined in FINRA Rule 5110(j)(15) (“Participating Member”); or (iii) any person or entity that has any direct or indirect affiliation or association with any Participating Member, within the twelve months prior to the Execution Date, other than the prior payment of $25,000 to the Representative as provided hereunder in connection with the Offering. None of the net proceeds of the Offering will be paid by the Company to any Participating Member, except as specifically authorized herein.

(u) Investment Company; Passive Foreign Investment Company. The Company is not, and immediately after receipt of payment for the Public ADSs will not be required to register as an “investment company” under the Investment Company Act of 1940, as amended. The Company shall conduct its business in a manner so that it will not become an “investment company” subject to registration under the Investment Company Act of 1940, as amended.

(v) Registration Rights. No Person has any right to cause the Company or any Subsidiary to effect the registration under the Securities Act of any securities of the Company or any Subsidiary.

(w) Listing and Maintenance Requirements. The Ordinary Shares issued as of the date hereof are admitted to trading on the ASX. The ADSs (including the Public ADSs and Warrant ADSs and Representative’s Warrant ADSs) and the Ordinary Shares underlying the ADSs (including the Underlying Ordinary Shares) are registered pursuant to Section 12(b) of the Exchange Act, and the Company has taken no action designed to, or which to its knowledge is likely to have the effect of, terminating the registration of the ADSs or the Ordinary Shares underlying the ADSs under the Exchange Act nor has the Company received any notification that the Commission is contemplating terminating such registration. The Public ADSs (and Warrant ADSs and Representative’s Warrant ADSs) offered hereby have been approved for listing on the Nasdaq Capital Market and the Underlying Ordinary Shares shall be approved for quotation on the ASX Closing Ordinary Shares and Option Ordinary Shares being offered with disclosure under Part 6D.2 of the Corporations Act and the subject to the Company filing an ASX Appendix 2A pursuant to Section 4.19. The Company has not, in the 24 months preceding the date hereof, received notice from any Trading Market on which the ADSs or Ordinary Shares are or have been listed or quoted to the effect that the Company is not in compliance with the listing or maintenance requirements of such Trading Market. The Company is, and has no reason to believe that it will not in the foreseeable future continue to be, in compliance with all such listing and maintenance requirements. The ADSs are currently eligible for electronic transfer through the Depository Trust Company or another established clearing corporation and the Company is current in payment of any applicable fees of the Depository Trust Company (or such other established clearing corporation) in connection with such electronic transfer.

(x) Application of Takeover Protections. The Company and the Board of Directors have taken all necessary action, if any, in order to render inapplicable any control share acquisition, business combination, poison pill (including any distribution under a rights agreement) or other similar anti-takeover provision under the Company’s constitution (or similar charter documents) or the laws of its state of incorporation that is or could become applicable as a result of the Underwriters and the Company fulfilling their obligations or exercising their rights under the Transaction Documents.

(y) Disclosure. The Registration Statement and the ADS Registration Statement (and any further documents to be filed with the Commission) contain all exhibits and schedules as required by the Securities Act. Each of the Registration Statement, the ADS Registration Statement and any post-effective amendment thereto, if any, at the time it became effective, complied in all material respects with the Securities Act and the Exchange Act and the applicable rules and regulations under the Securities Act and did not and, as amended or supplemented, if applicable, will not, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. The Preliminary Prospectus and the Prospectus, each as of its respective date, comply in all material respects with the Securities Act and the applicable rules and regulations thereunder. Each of the Preliminary Prospectuses and the Prospectus, as amended or supplemented, did not and will not contain as of the date thereof any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. No post-effective amendment to the Registration Statement or the ADS Registration Statement reflecting any facts or events arising after the date thereof which represent, individually or in the aggregate, a fundamental change in the information set forth therein is required to be filed with the Commission. There are no documents required to be filed with the Commission in connection with the transaction contemplated hereby that (x) have not been filed as required pursuant to the Securities Act or (y) will not be filed within the requisite time period. There are no contracts or other documents required to be described in the Registration Statement or the Prospectus or to be filed as exhibits or schedules to the Registration Statement, which have not been described or filed as required.

(z) Free-Writing Prospectuses, etc. Neither: (i) any Issuer-Represented General Free Writing Prospectus(es) issued at or prior to the Time of Sale and the Statutory Prospectus, all considered together (collectively, the “General Disclosure Package”), nor (ii) any Issuer-Represented Free Writing Prospectus(es), when considered together with the General Disclosure Package, nor (iii) any Written Testing-the-Waters Communication, when considered together with the General Disclosure Package, includes or included as of the Time of Sale any untrue statement of a material fact or omits or omitted as of the Time of Sale to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. Each Issuer-Represented Free Writing Prospectus, as of its issue date and at all subsequent times until the Closing Date or until any earlier date that the Company notified or notifies the Representative as described in Section 4.2(a), did not, does not and will not include any information that conflicted, conflicts or will conflict with the information contained in the then-current Registration Statement, Statutory Prospectus or Prospectus. (i) At the earliest time after the filing of the Registration Statement that the Company or other offering participant made a bona fide offer (within the meaning of Rule 164(h)(2) of the Securities and (ii) at the date of this Agreement, the Company was not and is not an “ineligible issuer”, as defined in Rule 405, including (x) the Company or any other subsidiary in the preceding three years not having been convicted of a felony or misdemeanor or having been made the subject of a judicial or administrative decree or order as described in Rule 405 and (y) the Company in the preceding three years not having been the subject of a bankruptcy petition or insolvency or similar Proceeding, not having had a registration statement be the subject of a Proceeding under Section 8 of the Securities Act and not being the subject of a Proceeding under Section 8A of the Securities Act in connection with the offering of the Securities, all as described in Rule 405.

(aa) Offering Materials. The Company has not distributed and will not distribute any prospectus or other offering material in connection with the Offering other than the General Disclosure Package, any Issuer-Represented Free Writing Prospectus, the Prospectus, any Testing-the-Waters Communication made in compliance with the terms hereof or other materials permitted by the Securities Act to be distributed by the Company and an Australian prospectus for the purposes of Part 6D.2 of the Corporations Act. Unless the Company obtains the prior consent of the Representative, the Company has not made and will not make any offer relating to the Public ADSs that would constitute an “issuer free writing prospectus,” as defined in Rule 433 under the Securities Act, or that would otherwise constitute a “free writing prospectus,” as defined in Rule 405 under the Securities Act, required to be filed with the Commission; provided that the prior written consent of the Representative shall be deemed to have been given in respect of any free writing prospectus referenced on Exhibit A attached hereto. The Company has complied and will comply with the requirements of Rules 164 and 433 under the Securities Act applicable to any Issuer-Represented Free Writing Prospectus as of its issue date and at all subsequent times through the Closing Date, including timely filing with the Commission where required, legending and record keeping. To the extent an electronic road show is used, the Company has satisfied and will satisfy the conditions in Rule 433 under the Securities Act to avoid a requirement to file with the Commission any electronic road show.

(bb) Sarbanes-Oxley Compliance.

(i) Disclosure Controls. The Company has developed and will maintain disclosure controls and procedures that will comply with Rule 13a-15 or 15d-15 under the Exchange Act, and such controls and procedures have been designed to ensure that all material information concerning the Company will be made known on a timely basis to the individuals responsible for the preparation of the Company’s Exchange Act filings and other public disclosure documents.

(cc) Statistical Information. The statistical, industry-related and market-related data included in the Registration Statement, the General Disclosure Package and the Prospectus are based on or derived from sources which the Company reasonably and in good faith believes are reliable and accurate, and such data agree with the sources from which they are derived, and the Company has obtained the written consent to the use of such data from such sources, to the extent required.

(dd) Forward-Looking Statements. The Company had a reasonable basis for, and made in good faith, each “forward-looking statement” (within the meaning of Section 27A of the Securities Act or Section 21E of the Exchange Act) contained or incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus.

(ee) No Integrated Offering. Neither the Company, nor any of its Affiliates, nor any Person acting on its or their behalf has, directly or indirectly, made any offers or sales of any security or solicited any offers to buy any security, under circumstances that would cause this offering of the Public ADSs to be integrated with prior offerings by the Company for purposes of any applicable shareholder approval provisions of any Trading Market on which any of the securities of the Company are listed or designated.

(ff) Solvency. Based on the consolidated financial condition of the Company as of the Closing Date, after giving effect to the receipt by the Company of the proceeds from the sale of the Public ADSs hereunder, (i) the fair saleable value of the Company’s assets exceeds the amount that will be required to be paid on or in respect of the Company’s existing debts and other liabilities (including known contingent liabilities) as they mature, (ii) the Company’s assets do not constitute unreasonably small capital to carry on its business as now conducted and as proposed to be conducted including its capital needs taking into account the particular capital requirements of the business conducted by the Company, consolidated and projected capital requirements and capital availability thereof, and (iii) the current cash flow of the Company, together with the proceeds the Company would receive, were it to liquidate all of its assets, after taking into account all anticipated uses of the cash, would be sufficient to pay all amounts on or in respect of its liabilities when such amounts are required to be paid. The Company does not intend to incur debts beyond its ability to pay such debts as they mature (taking into account the timing and amounts of cash to be payable on or in respect of its debt). The Company has no knowledge of any facts or circumstances which lead it to believe that it will file for reorganization or liquidation under the bankruptcy or reorganization laws of any jurisdiction within one year from the Closing Date. The Registration Statement, the General Disclosure Package and the Prospectus set forth as of the date hereof all material outstanding secured and unsecured Indebtedness of the Company or any Subsidiary, or for which the Company or any Subsidiary has commitments. Neither the Company nor any Subsidiary is in default with respect to any Indebtedness.

(gg) Tax Status. Except for matters that would not, individually or in the aggregate, have or reasonably be expected to result in a Material Adverse Effect, the Company and its Subsidiaries each (i) has made or filed all applicable United States federal, state and local income and all Australian and foreign income and franchise tax returns, reports and declarations required by any jurisdiction to which it is subject, (ii) has paid all taxes and other governmental assessments and charges that are material in amount, shown or determined to be due on such returns, reports and declarations and (iii) has set aside on its books provision reasonably adequate for the payment of all material taxes for periods subsequent to the periods to which such returns, reports or declarations apply. There are no unpaid taxes in any material amount claimed to be due by the taxing authority of any jurisdiction, and the officers of the Company or of any Subsidiary know of no basis for any such claim. The provisions for taxes payable, if any, shown on the financial statements filed with or as part of the Registration Statement are sufficient for all accrued and unpaid taxes, whether or not disputed, and for all periods to and including the dates of such consolidated financial statements. The term “taxes” means all federal, state, local, foreign, and other net income, gross income, gross receipts, sales, use, ad valorem, transfer, franchise, profits, license, lease, service, service use, withholding, payroll, employment, excise, severance, stamp, occupation, premium, property, windfall profits, customs, duties or other taxes, fees, assessments, or charges of any kind whatsoever, together with any interest and any penalties, additions to tax, or additional amounts with respect thereto. The term “returns” means all returns, declarations, reports, statements, and other documents required to be filed in respect to taxes.

(hh) Foreign Corrupt Practices. Neither the Company nor any Subsidiary, nor to the knowledge of the Company or any Subsidiary, any agent or other person acting on behalf of the Company or any Subsidiary, has (i) directly or indirectly, used any funds for unlawful contributions, gifts, entertainment or other unlawful expenses related to foreign or domestic political activity, (ii) made any unlawful payment to foreign or domestic government officials or employees or to any foreign or domestic political parties or campaigns from corporate funds, (iii) failed to disclose fully any contribution made by the Company or any Subsidiary (or made by any person acting on its behalf of which the Company is aware) which is in violation of law, or (iv) violated in any material respect any provision of the FCPA. The Company has taken reasonable steps to ensure that its accounting controls and procedures are sufficient to cause the Company to comply in all material respects with the FCPA.

(ii) Accountants. To the knowledge and belief of the Company, the Company Auditor (i) is an independent registered public accounting firm as required by the Exchange Act and (ii) shall express its opinion with respect to the financial statements to be included in the Company’s Annual Report for the fiscal year ended June 30, 2026. The Company Auditor has not, during the periods covered by the financial statements included in the Prospectus, provided to the Company any non-audit services, as such term is used in Section 10A(g) of the Exchange Act

(jj) Premises. With respect to each premises of the Company and its Subsidiaries which is material to the Company (on a consolidated basis) and which the Company and/or its Subsidiaries occupy as tenant (the “Premises”), the Company and/or such Subsidiaries occupy the Premises and have the exclusive right to occupy and use the Premises and each of the leases pursuant to which the Company and/or such Subsidiaries occupy the Premises is in good standing and in full force and effect.

(kk) Material Property.

(i) The Material Property is accurately and fully disclosed in the Registration Statement, the General Disclosure Package and the Prospectus and no other property or assets are necessary for the conduct of the business of the Company and its Subsidiaries as currently conducted. Other than the Material Property, as disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, neither the Company nor any of its Subsidiaries currently owns or leases any material real or immovable property, right, title or interest, or any material mining or mineral claims, mining leases, mining concessions, concessions, exploration licenses, exploitation licenses, prospecting permits, participating interests or other conventional property, proprietary or contractual interests or rights, or any other rights for the exploration, mining, development or processing activities in respect of the Material Property.

(ii) The Company and/or its Subsidiaries are the absolute legal and beneficial owners of either mining leases, mining claims, mining concessions or participating interests or other conventional property, proprietary or contractual interests or rights (collectively, the “Mineral Rights”) in respect of the Material Property under valid, subsisting and enforceable title documents or other recognized and enforceable agreements or instruments, sufficient to permit the Company and its Subsidiaries to access, explore for, mine, develop and process the mineral deposits relating thereto and to conduct all operations and production and processing activities thereon, free and clear of any Liens, other than those described in the Registration Statement, the General Disclosure Package and the Prospectus. All other material Mineral Rights have been validly located, registered and recorded in accordance with all Applicable Laws and are valid, subsisting and in good standing. Except as disclosed in Registration Statement, the General Disclosure Package and the Prospectus, no material commission, royalty, license fee or similar payment to any person with respect to the Material Property is payable. There are no options or other participation interests or rights of preference relating to the Mineral Rights and all Mineral Rights have active status, except for eight claims which are suspended awaiting partial conversion to a mining lease, and neither the Company nor any of its Subsidiaries has received written notice of, nor has any knowledge of, any pending or threatened suspension or revocation proceedings in respect of the Mineral Rights or any of them from any Governmental Authority, or of any outstanding or threatened claim, action, litigation or proceedings with respect to the Mineral Rights before any Governmental Authority.

(iii) The Company and its Subsidiaries have or are not aware of any reason why they will not obtain in the ordinary course, all necessary surface rights, access rights and other necessary rights and interests relating to the Material Property (collectively, the “Mining Rights”), granting the Company or its Subsidiaries with the right and ability to access, explore for, mine, construct, develop and process the mineral deposits and to conduct all operations and construction, production, commissioning and processing activities thereon, as are appropriate in view of the rights and interests therein of the Company or its Subsidiaries, free and clear of any Liens other than those described in the Registration Statement, the General Disclosure Package and the Prospectus and with only such exceptions as do not materially interfere with the use made or contemplated to be made by the Company or its Subsidiaries of the rights or interests so held. All of the Mining Rights and each of the documents, agreements, instruments and obligations relating thereto referred to above are valid, subsisting and in good standing in the name of the Company or its Subsidiaries, as applicable.

(iv) The Company and its Subsidiaries are not in default, and to the knowledge of the Company no other party is in default, of any of the material provisions of any such agreements, documents or instruments relating to the Mineral Rights or the Mining Rights, nor has any such default been alleged, and all such Mineral Rights and Mining Rights are in good standing under all Applicable Laws of the jurisdictions in which they are situated, and all taxes required to be paid thereon have been paid. The Material Property (or any interest in, or right to earn an interest in, any property) is not subject to any right of first refusal or purchase or acquisition right which is not disclosed in the Registration Statement, the General Disclosure Package and the Prospectus.

(v) All assessments or other work required to be performed and rent or renewal fees in relation to the Mineral Rights and the Mining Rights in order to maintain the Company’s or any of its Subsidiaries’ interest therein, if any, have been performed and paid to date and the Company and its Subsidiaries have complied in all respects with all Applicable Laws and contractual, legal and other obligations to third parties in order to maintain such interest.

(ll) Possession of Authorizations. The Company and its Subsidiaries have, collectively, obtained all Authorizations necessary as at the date hereof to conduct their operations and activities as currently carried on and the Company expects any additional Authorizations that are required to conduct their operations and activities as proposed to be commenced and carried on by the Company and its Subsidiaries to be obtained in the ordinary course and consistent with the anticipated timing as set forth in the Registration Statement, the General Disclosure Package and the Prospectus, including in respect of access to and the construction, commissioning, operation, production and processing activities at the Material Property. Each Authorization is valid, subsisting and in good standing, neither the Company nor any of its Subsidiaries is in material default or breach of any Authorization and no proceeding is pending or, to the knowledge of the Company, threatened to revoke or limit any Authorization which, if the subject of an unfavorable decision, order, ruling or finding, could result in a Material Adverse Effect.

(mm) Description of Mineral Properties. The Material Property, the Mineral Rights and the Mining Rights, as disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, constitute an accurate description of the Material Property, the Mineral Rights and the Mining Rights held by the Company and its Subsidiaries and no other property or assets are necessary for the conduct of the business of the Company as currently conducted. Other than the Material Property, Mineral Rights and the Mining Rights, as disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, neither the Company nor any of its Subsidiaries currently owns or leases any material real or immovable property, right, title or interest, or any material mining or mineral claims, mining leases, mining concessions, concessions, exploration licenses, exploitation licenses, prospecting permits, participating interests or other conventional property, proprietary or contractual interests or rights, or any other rights for the exploration, mining, development or processing activities in respect of the Material Property.

(nn) Conduct of Operations. To the Company’s knowledge, all exploration and development operations on the properties of the Company, including all operations and activities relating to the exploration, development, construction and commissioning of the Material Property, have been conducted in all material respects in accordance with good exploration, development and engineering practices.

(oo) Office of Foreign Assets Control. Neither the Company nor any Subsidiary nor, to the Company’s knowledge, any director, officer, agent, employee or affiliate of the Company or any Subsidiary is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department.

(pp) U.S. Real Property Holding Corporation. The Company is not and has never been a U.S. real property holding corporation within the meaning of Section 897 of the Internal Revenue Code of 1986, as amended, and the Company shall so certify upon the Representative’s request.

(qq) Bank Holding Company Act. Neither the Company nor any of its Subsidiaries or Affiliates is subject to the Bank Holding Company Act of 1956, as amended (the “BHCA”) and to regulation by the Board of Governors of the Federal Reserve System (the “Federal Reserve”). Neither the Company nor any of its Subsidiaries or Affiliates owns or controls, directly or indirectly, five percent (5%) or more of the outstanding shares of any class of voting securities or twenty-five percent (25%) or more of the total equity of a bank or any entity that is subject to the BHCA and to regulation by the Federal Reserve. Neither the Company nor any of its Subsidiaries or Affiliates exercises a controlling influence over the management or policies of a bank or any entity that is subject to the BHCA and to regulation by the Federal Reserve.

(rr) Money Laundering. The operations of the Company and its Subsidiaries are and have been conducted at all times in compliance with applicable financial record-keeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, and applicable money laundering statutes and applicable rules and regulations thereunder (collectively, the “Money Laundering Laws”), and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any Subsidiary with respect to the Money Laundering Laws is pending or, to the knowledge of the Company or any Subsidiary, threatened.

(ss) D&O Questionnaires. To the Company’s knowledge, all information contained in the questionnaires completed by each of the Company’s directors and officers immediately prior to the Offering provided to the Representative is true and correct in all respects and the Company has not become aware of any information which would cause the information disclosed in such questionnaires to become inaccurate and incorrect.

(tt) FINRA Affiliation. No officer, director or any beneficial owner of 10% or more of the Company’s outstanding Ordinary Shares or Ordinary Share Equivalents has any direct or indirect affiliation or association with any Participating Member. The Company will advise the Representative and EGS if it learns that any officer, director or owner of 10% or more of the Company’s issued Ordinary Shares or Ordinary Share Equivalents is or becomes an affiliate or associated person of a Participating Member.

(uu) Officers’ Certificate. Any certificate signed by any duly authorized officer of the Company and delivered to the Representative or EGS shall be deemed a representation and warranty by the Company to the Underwriters as to the matters covered thereby.

(vv) Board of Directors. The Board of Directors is comprised of the persons set forth under the heading of the Prospectus captioned “Management.” The qualifications of the persons serving as board members and the overall composition of the Board of Directors comply with the Sarbanes-Oxley Act of 2002 and the rules promulgated thereunder applicable to the Company and the rules of the Trading Market. At least one member of the Board of Directors qualifies as a “financial expert” as such term is defined under the Sarbanes-Oxley Act of 2002 and the rules promulgated thereunder and the rules of the Trading Market. In addition, at least a majority of the persons serving on the Board of Directors qualify as “independent” as defined under the rules of the Trading Market.

(ww) Regulation M Compliance. The Company has not, and to its knowledge no one acting on its behalf has, (i) taken, directly or indirectly, any action designed to cause or to result in the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of any of the Securities, (ii) sold, bid for, purchased, or, paid any compensation for soliciting purchases of, any of the Securities, or (iii) paid or agreed to pay to any Person any compensation for soliciting another to purchase any other securities of the Company, other than, in the case of clauses (ii) and (iii), compensation paid to the Company’s placement agent in connection with the placement of the Securities.

(xx) Environmental Laws. The Company and its Subsidiaries (i) are in compliance with all federal, state, local and foreign laws relating to pollution or protection of human health or the environment (including ambient air, surface water, groundwater, land surface or subsurface strata), including laws relating to emissions, discharges, releases or threatened releases of chemicals, pollutants, contaminants, or toxic or hazardous substances or wastes (collectively, “Hazardous Materials”) into the environment, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials, as well as all authorizations, codes, decrees, demands, or demand letters, injunctions, judgments, licenses, notices or notice letters, orders, permits, plans or regulations, issued, entered, promulgated or approved thereunder (“Environmental Laws”); (ii) have received all permits licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses; and (iii) are in compliance with all terms and conditions of any such permit, license or approval where in each clause (i), (ii) and (iii), the failure to so comply could be reasonably expected to have, individually or in the aggregate, a Material Adverse Effect.

(yy) Cybersecurity.  (i)(x) There has been no security breach or other compromise of or relating to any of the Company’s or any Subsidiary’s information technology and computer systems, networks, hardware, software, data (including the data of its respective customers, employees, suppliers, vendors and any third party data maintained by or on behalf of it), equipment or technology (collectively, “IT Systems and Data”) and (y) the Company and the Subsidiaries have not been notified of, and has no knowledge of any event or condition that would reasonably be expected to result in, any security breach or other compromise to its IT Systems and Data; (ii) the Company and the Subsidiaries are presently in compliance with all applicable laws or statutes and all judgments, orders, rules and regulations of any court or arbitrator or governmental or regulatory authority, internal policies and contractual obligations relating to the privacy and security of IT Systems and Data and to the protection of such IT Systems and Data from unauthorized use, access, misappropriation or modification, except as would not, individually or in the aggregate, have a Material Adverse Effect; (iii) the Company and the Subsidiaries have implemented and maintained commercially reasonable safeguards to maintain and protect its material confidential information and the integrity, continuous operation, redundancy and security of all IT Systems and Data; and (iv) the Company and the Subsidiaries have implemented backup and disaster recovery technology consistent with industry standards and practices

(zz) Compliance with Data Privacy Laws. (i) The Company and the Subsidiaries are, and at all times during the last three (3) years were, in compliance with all applicable state, federal and foreign data privacy and security laws and regulations (collectively, “Privacy Laws”); (ii) the Company and the Subsidiaries have in place, comply with, and take appropriate steps reasonably designed to ensure compliance with their policies and procedures relating to data privacy and security and the collection, storage, use, disclosure, handling and analysis of Personal Data (as defined below) (the “Policies”); (iii) the Company provides accurate notice of its applicable Policies to its customers, employees, third party vendors and representatives as required by the Privacy Laws; and (iv) applicable Policies provide accurate and sufficient notice of the Company’s then-current privacy practices relating to its subject matter, and do not contain any material omissions of the Company’s then-current privacy practices, as required by Privacy Laws. “Personal Data” means (i) a natural person’s name, street address, telephone number, email address, photograph, social security number, bank information, or customer or account number; and (ii)  any other piece of information that allows the identification of such natural person, or his or her family, or permits the collection or analysis of any identifiable data related to an identified person’s health or sexual orientation. (i) None of such disclosures made or contained in any of the Policies have been inaccurate, misleading, or deceptive in violation of any Privacy Laws and (ii) the execution, delivery and performance of the Transaction Documents will not result in a breach of any Privacy Laws or Policies.  Neither the Company nor the Subsidiaries (i) to the knowledge of the Company, has received written notice of any actual or potential liability of the Company or the Subsidiaries under, or actual or potential violation by the Company or the Subsidiaries of, any of the Privacy Laws; (ii) is currently conducting or paying for, in whole or in part, any investigation, remediation or other corrective action pursuant to any regulatory request or demand pursuant to any Privacy Law; or (iii) is a party to any order, decree, or agreement by or with any court or arbitrator or governmental or regulatory authority that imposed any obligation or liability under any Privacy Law.

ARTICLE IV.

OTHER AGREEMENTS OF THE PARTIES

4.1 Amendments to Registration Statement. The Company has delivered, or will as promptly as practicable deliver, to the Underwriters complete conformed copies of the Registration Statement, the ADS Registration Statement and of each consent and certificate of experts, as applicable, filed as a part thereof, and conformed copies of the Registration Statement, the ADS Registration Statement (each without exhibits), the Prospectus and any Preliminary Prospectus, as amended or supplemented, in such quantities and at such places as an Underwriter reasonably requests. Neither the Company nor any of its directors and officers has distributed and none of them will distribute, prior to the Closing Date, any offering material in connection with the offering and sale of the Securities other than the Prospectus, any Preliminary Prospectus, the Registration Statement, the ADS Registration Statement the General Disclosure Package and copies of the documents incorporated by reference therein. The Company shall not file any such amendment or supplement to the Registration Statement, ADS Registration Statement or the Prospectus to which the Representative shall reasonably object in writing.

4.2 Federal Securities Laws.

(a) Compliance. During the time when a Prospectus is required to be delivered under the Securities Act, the Company will use its best efforts to comply with all requirements imposed upon it by the Securities Act and the rules and regulations thereunder and the Exchange Act and the rules and regulations thereunder, as from time to time in force, so far as necessary to permit the continuance of sales of or dealings in the Securities in accordance with the provisions hereof and the Prospectus. If at any time when a Prospectus relating to the Securities is required to be delivered under the Securities Act, any event shall have occurred as a result of which, in the opinion of counsel for the Company or counsel for the Underwriters, the Prospectus, as then amended or supplemented, includes an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, or if it is necessary at any time to amend the Prospectus to comply with the Securities Act, the Company will notify the Underwriters promptly and prepare and file with the Commission, subject to Section 4.1 hereof, an appropriate amendment or supplement in accordance with Section 10 of the Securities Act and publish an announcement of the same on ASX.

(b) Filing of Prospectus. The Company will file the Prospectus (in form and substance satisfactory to the Representative) with the Commission pursuant to the requirements of Rule 424 and publish an announcement of the same on ASX.

(c) Exchange Act Registration. For a period of three years from the Effective Date, the Company, or any successor to the Company (including following a redomicile), will use its best efforts to maintain the registration of the ADSs, Representative’s Warrant and Investor Warrants or any successor security under the Exchange Act. The Company will not deregister the ADSs, Representative’s Warrant or Investor Warrants under the Exchange Act without the prior written consent of the Representative which consent shall not be unreasonably withheld.

(d) Free Writing Prospectuses. The Company represents and agrees that it has not made and will not make any offer relating to the Public Securities that would constitute an issuer free writing prospectus, as defined in Rule 433 of the rules and regulations under the Securities Act, without the prior written consent of the Representative. Any such free writing prospectus consented to by the Representative is hereinafter referred to as a “Permitted Free Writing Prospectus.” The Company represents that it will treat each Permitted Free Writing Prospectus as an “issuer free writing prospectus” as defined in rule and regulations under the Securities Act, and has complied and will comply with the applicable requirements of Rule 433 of the Securities Act, including timely Commission filing where required, legending and record keeping.

4.3 Delivery to the Underwriters of Prospectuses. The Company will deliver to the Underwriters, without charge, from time to time during the period when the Prospectus is required to be delivered under the Securities Act or the Exchange Act such number of copies of each Prospectus as the Underwriters may reasonably request and, as soon as the Registration Statement, the ADS Registration Statement or any amendment or supplement thereto becomes effective, deliver to you two original executed Registration Statements or ADS Registration Statements, including exhibits, and all post-effective amendments thereto and copies of all exhibits filed therewith or incorporated therein by reference and all original executed consents of certified experts.

4.4 Effectiveness and Events Requiring Notice to the Underwriters. The Company will use its best efforts to cause the Registration Statement and the ADS Registration Statement to remain effective with a current prospectus until the later of nine (9) months from the Effective Date and the date on which either the Investor Warrants or Representative’s Warrant are no longer exercisable, and will promptly notify the Underwriters and holders of either the Investor Warrants or Representative’s Warrant, as applicable and confirm the notice in writing: (i) of the effectiveness of the Registration Statement and the ADS Registration Statement and any amendment thereto; (ii) of the issuance by the Commission of any stop order or of the initiation, or the threatening, of any proceeding for that purpose; (iii) of the issuance by any state securities commission of any proceedings for the suspension of the qualification of the Securities for offering or sale in any jurisdiction or of the initiation, or the threatening, of any proceeding for that purpose; (iv) of the mailing and delivery to the Commission for filing of any amendment or supplement to the Registration Statement, the ADS Registration Statement, or Prospectus; (v) of the receipt of any comments or request for any additional information from the Commission; and (vi) of the happening of any event during the period described in this Section 4.4 that, in the judgment of the Company, makes any statement of a material fact made in the Registration Statement, the ADS Registration Statement, or the Prospectus untrue or that requires the making of any changes in the Registration Statement, the ADS Registration Statement, or the Prospectus in order to make the statements therein, in light of the circumstances under which they were made, not misleading. If the Commission or any state securities commission shall enter a stop order or suspend such qualification at any time, the Company will make every reasonable effort to obtain promptly the lifting of such order.

4.5 Review of Financial Statements. For a period of five (5) years from the Execution Date, the Company, at its expense, shall cause its regularly engaged independent registered public accountants to review (but not audit) the Company’s financial statements for each of the first three fiscal quarters prior to the announcement of quarterly financial information as the same is required by the principal Trading Market on which the Company’s securities are then traded.

4.6 Reports to the Underwriters.

(a) Periodic Reports, etc. For a period of three years from the Execution Date, the Company will furnish to the Representative copies of such financial statements and other periodic and special reports as the Company from time to time furnishes generally to holders of any class of its securities and also promptly furnish to the Underwriters: (i) a copy of each periodic report the Company shall be required to file with the Commission; (ii) a copy of each Form 6-K prepared and filed by the Company; (iii) a copyof each registration statement filed by the Company under the Securities Act; and (iv) such additional documents and information with respect to the Company and the affairs of any future Subsidiaries of the Company as the Representative may from time to time reasonably request; provided that the Underwriters shall each sign, if requested by the Company, a Regulation FD compliant confidentiality agreement which is reasonably acceptable to the Representative in connection with such Underwriter’s receipt of such information; and provided, further, that the foregoing shall not apply in the event the Company enters into a merger transaction in which the Company is the non-surviving entity that would cause the ADSs to no longer be registered under the Exchange Act. Documents filed with the Commission pursuant to its EDGAR system shall be deemed to have been delivered to the Underwriters pursuant to this Section.

(b) Depositary. For a period equal to the earlier of (i) three (3) years from the Execution Date and (ii) the date on which there are no ADSs outstanding, the Company shall retain the Depositary or a depositary reasonably acceptable to the Representative.

(c) General Expenses Related to the Offering. The Company hereby agrees to pay on each of the Closing Date and each Option Closing Date, if any, to the extent not paid at the Closing Date, all expenses incident to the performance of the obligations of the Company under this Agreement, including, but not limited to: (a) all filing fees and communication expenses relating to the registration of the Securities to be sold in the Offering (including the Option Securities) with the Commission; (b) all FINRA Public Offering Filing System fees associated with the review of the Offering by FINRA; (c) all fees and expenses relating to the listing of such Public Securities on the Trading Market and such other stock exchanges as the Company and the Representative together determine; (d) all fees, expenses and disbursements relating to background checks of the Company’s officers and directors; (e) [not used]; (f) the costs of all mailing and printing of the underwriting documents (including, without limitation, this Agreement and, if appropriate, any Agreement Among Underwriters, Selected Dealers’ Agreement, Underwriters’ Questionnaire and Power of Attorney), Registration Statements, the ADS Registration Statement, Prospectuses and all amendments, supplements and exhibits thereto and as many preliminary and final Prospectuses as the Representative may reasonably deem necessary; (g) the costs and expenses of the Company’s public relations firm; (h) the costs of preparing, printing and delivering the Securities; (i) fees and expenses of the Transfer Agent for the Public Securities (including, without limitation, any fees required for same-day processing of any instruction letter delivered by the Company); (j) stock transfer and/or stamp taxes, if any, payable upon the transfer of securities from the Company to the Underwriters; (k) for commemorative mementos and lucite tombstones, each of which the Company or its designee will provide within a reasonable time after the Closing in such quantities as the Underwriters may reasonably request; (l) the fees and expenses of the Company’s accountants; (m) the fees and expenses of the Company’s legal counsel and other agents and representatives; (n) for the Underwriters’ use of i-Deal’s book-building, prospectus tracking and compliance software (or other similar software) for the Offering; (o) for the Underwriters’ actual “road show” expenses for the Offering; (p) the Underwriters’ costs of mailing prospectuses to prospective investors; and (r) up to $125,000 for the Underwriters’ legal fees and expenses, $25,000 of which has been paid prior to the date hereof. The Underwriters may also deduct from the net proceeds of the Offering payable to the Company on the Closing Date, or each Option Closing Date, if any, the expenses set forth herein to be paid by the Company to the Underwriters; provided the Company has agreed to such expenses.

4.7 Application of Net Proceeds. The Company will apply the net proceeds from the Offering received by it in a manner consistent with the application described under the caption “Use of Proceeds” in the Prospectus.

4.8 Delivery of Earnings Statements to Security Holders. The Company will make generally available to its security holders as soon as practicable, but not later than the first day of the fifteenth full calendar month following the Execution Date, an earnings statement (which need not be certified by independent public or independent certified public accountants unless required by the Securities Act or the Rules and Regulations under the Securities Act, but which shall satisfy the provisions of Rule 158(a) under Section 11(a) of the Securities Act) covering a period of at least twelve consecutive months beginning after the Execution Date.

4.9 Stabilization. Neither the Company, nor, to its knowledge, any of its employees, directors or shareholders (without the consent of the Representative) has taken or will take, directly or indirectly, any action designed to or that has constituted or that might reasonably be expected to cause or result in, under the Exchange Act, or otherwise, stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Public Securities.

4.10 Internal Controls. The Company will maintain a system of internal accounting controls sufficient to provide reasonable assurances that: (i) transactions are executed in accordance with management’s general or specific authorization; (ii) transactions are recorded as necessary in order to permit preparation of financial statements in accordance with IFRS, the Corporations Act and the ASX Listing Rules and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

4.11 Accountants; Transfer Agent. The Company shall continue to retain a nationally recognized independent certified public accounting firm for a period of at least three years after the Execution Date. The Underwriters acknowledge that the Company Auditor is acceptable to the Underwriters. The Company shall engage and maintain, at its expense, a registrar and transfer agent for the ADSs and Ordinary Shares for a period equal to the earlier of (i) three years after the Execution Date and (ii) the date on which there are no ADSs or Ordinary Shares outstanding, as the case may be.

4.12 FINRA. The Company shall advise the Underwriters (who shall make an appropriate filing with FINRA) if it is aware that any 10% or greater shareholder of the Company becomes an affiliate or associated person of a Participating Member.

4.13 No Fiduciary Duties. The Company acknowledges and agrees that the Underwriters’ responsibility to the Company is solely contractual and commercial in nature, based on arms-length negotiations and that neither the Underwriters nor their Affiliates or any selected dealer shall be deemed to be acting in a fiduciary capacity, or otherwise owes any fiduciary duty to the Company or any of its Affiliates in connection with the Offering and the other transactions contemplated by this Agreement. Notwithstanding anything in this Agreement to the contrary, the Company acknowledges that the Underwriters may have financial interests in the success of the Offering that are not limited to the difference between the price to the public and the purchase price paid to the Company by the Underwriters for the ADSs and the Underwriters have no obligation to disclose, or account to the Company for, any of such additional financial interests. The Company hereby waives and releases, to the fullest extent permitted by law, any claims that the Company may have against the Underwriters with respect to any breach or alleged breach of fiduciary duty.

4.14 Board Composition and Board Designations. The Company shall ensure that: (i) the qualifications of the persons serving as board members and the overall composition of the Board of Directors comply with the Sarbanes-Oxley Act of 2002 and the rules promulgated thereunder and with the listing requirements of the Trading Market and (ii) if applicable at least one member of the Board of Directors qualifies as a “financial expert” as such term is defined under the Sarbanes-Oxley Act of 2002 and the rules promulgated thereunder.

4.15 Securities Laws Disclosure; Publicity. At the request of the Representative, at the time requested by the Representative, the Company shall issue a press release disclosing the material terms of the Offering. The Company and the Representative shall consult with each other in issuing any other press releases with respect to the Offering, and neither the Company nor any Underwriter shall issue any such press release nor otherwise make any such public statement without the prior consent of the Company, with respect to any press release of such Underwriter, or without the prior consent of such Underwriter, with respect to any press release of the Company, which consent shall not unreasonably be withheld or delayed, except if such disclosure is required by law, in which case the disclosing party shall promptly provide the other party with prior notice of such public statement or communication. The Company will not issue press releases or engage in any other publicity, without the Representative’s prior written consent, for a period ending at 5:00 p.m. (New York City time) on the first business day following the 45th day following the Closing Date, other than normal and customary releases issued in the ordinary course of the Company’s business or in compliance with ASX Listing Rules.

4.16 Shareholder Rights Plan. No claim will be made or enforced by the Company or, with the consent of the Company, any other Person, that any Underwriter of the Public ADSs is an “Acquiring Person” under any control share acquisition, business combination, poison pill (including any distribution under a rights agreement) or similar anti-takeover plan or arrangement in effect or hereafter adopted by the Company, or that any Underwriter of Public ADSs could be deemed to trigger the provisions of any such plan or arrangement, by virtue of receiving ADSs.

4.17 Issue of Ordinary Shares. As of the date hereof, the Company has the power and authority to issue, free of preemptive rights, a sufficient number of Ordinary Shares for the purpose of enabling the Company to deposit with the Depositary a number of Ordinary Shares sufficient to issue the Closing ADSs and the Option ADSs pursuant to the Over-Allotment Option, the Warrant ADSs pursuant to any exercise of Investor Warrants or Option Warrants and Warrant ADSs pursuant to any exercise of the Representative’s Warrant.

4.18 Listing of ADSs; Electronic Transfer. The Company hereby agrees to use best efforts to maintain the listing or quotation of the ADSs on the Nasdaq Capital Market and the Ordinary Shares on the ASX. The Company further agrees, if the Company applies to have the ADSs traded on any other Trading Market, it will then include in such application all of the Closing ADSs, Option ADSs and Warrant ADSs, and will take such other action as is necessary to cause all of the Closing ADSs, Option ADSs and Warrant ADSs to be listed or quoted on such other Trading Market as promptly as possible. The Company agrees to maintain the eligibility of the ADSs for electronic transfer through the Depository Trust Company or another established clearing corporation, including, without limitation, by timely payment of fees to the Depository Trust Company or such other established clearing corporation in connection with such electronic transfer.

4.19 Disclosure under Part 6D.2 Corporations Act. The Company undertakes that the Offer Closing Ordinary Shares and Option Ordinary Shares will be made with disclosure under Part 6D.2 of the Corporations Act so that, upon the lodgment of an Appendix 2A in accordance with ASX Listing Rules, the Offer Closing Ordinary Shares and Option Ordinary Shares will be freely tradable on the ASX.

4.20 ASX Cleansing Document. The Company undertakes to lodge with the ASX a Cleansing Document and an ASX Appendix 2A on the date of issue of any Representative’s Warrant Ordinary Shares issued upon conversion of the applicable Warrant ADSs or on the date of issue of any Warrant Ordinary Shares issued upon conversion of Warrant ADSs (as the case may be), but in no event later than 10:00 a.m., Sydney time, on the ASX Trading Day immediately following the date of issue of any applicable Warrant Ordinary Shares, in a form, and containing the information, that is sufficient to permit subsequent re-sale on ASX of all of the applicable Warrant Ordinary Shares. Upon the lodging of an Appendix 2A and the Cleansing Document, the applicable Warrant Ordinary Shares will be freely tradable on the ASX.

4.21 Right of First Refusal. The Company has granted the Representative a right of first refusal, for a period of eighteen (18) months from the Closing Date, to act as sole managing underwriter and sole book runner, sole placement agent, or sole sales agent, for any and all future public or private equity, equity-linked, convertible or debt (excluding commercial bank debt) offerings for which the Company retains the service of an underwriter, agent, advisor, finder or other person or entity in connection with such offering during such eighteen (18) month period of the Company, or any successor to or any subsidiary of the Company. The Company shall not offer to retain any entity or person in connection with any such offering on terms more favorable than terms on which it offers to retain the Representative. Such offer shall be made in writing in order to be effective. The Representative shall notify the Company within ten (10) business days of its receipt of the written offer contemplated above as to whether or not it agrees to accept such retention. For the avoidance of doubt, the Company may not during such 18-month period use another investment bank, source or agent to raise such directly-sourced capital unless the Representative does not accept such retention.

4.22 Subsequent Equity Sales.

(a) From the date hereof until six (6) months following the Closing Date, neither the Company nor any Subsidiary shall issue, enter into any agreement to issue or announce the issuance or proposed issuance of any ADSs, Ordinary Shares or Ordinary Share Equivalents or file any registration statement or amendment or supplement thereto, other than the Prospectus and a Registration Statement on Form S-8 or with the Representative’s prior written approval.

(b) From the date hereof until six (6) months following the Closing Date, the Company shall be prohibited from effecting or entering into an agreement to effect any issuance by the Company or any of its Subsidiaries of ADSs, Ordinary Shares or Ordinary Share Equivalents (or a combination of units thereof) involving a Variable Rate Transaction. “Variable Rate Transaction” means a transaction in which the Company (i) issues or sells any debt or equity securities that are convertible into, exchangeable or exercisable for, or include the right to receive, additional Ordinary Shares or ADSs either (A) at a conversion price, exercise price or exchange rate or other price that is based upon, and/or varies with, the trading prices of or quotations for the Ordinary Shares or ADSs at any time after the initial issuance of such debt or equity securities or (B) with a conversion, exercise or exchange price that is subject to being reset at some future date after the initial issuance of such debt or equity security or upon the occurrence of specified or contingent events directly or indirectly related to the business of the Company or the market for the Ordinary Shares or ADSs or (ii) enters into any agreement, including, but not limited to, an equity line of credit, whereby the Company may issue securities at a future determined price. Any Underwriter shall be entitled to obtain injunctive relief against the Company to preclude any such issuance, which remedy shall be in addition to any right to collect damages.

(c) Notwithstanding the foregoing, this Section 4.21 shall not apply in respect of an Exempt Issuance, except that no Variable Rate Transaction shall be an Exempt Issuance.

4.22 Deposit of Shares. The Company agrees, prior to the Closing Date and each Option Closing Date and the date of issue of any applicable Warrant ADSs, to deposit Underlying Ordinary Shares with the Depositary in accordance with the provisions of the Deposit Agreement and otherwise to comply with the Deposit Agreement so that ADRs evidencing the applicable ADSs will be issued by the Depositary against receipt of such Ordinary Shares and delivered to the Underwriter at such Closing Date or Option Closing Date and on the date of issue of any applicable Warrant ADSs.

4.23 Payment of Expenses Pursuant to Deposit Agreement and ADRs. The Company hereby agrees to pay on behalf of the Underwriter or any purchaser of Securities, or to reimburse the Underwriter or any such purchasers for, all fees and expenses incurred by such parties pursuant to Section [__] of the Deposit Agreement and Section [ ] of the ADRs with respect to the deposit of the Underlying Ordinary Shares and the delivery of ADSs representing such deposited Underlying Ordinary Shares.

4.24 Payments and Taxes. All payments by the Company due under any Transaction Document shall be made by the Company and the Company agrees that all amounts payable under any Transaction Document are exclusive of any current or future tax or any other fees, expenses, assessment or charges of any kind (including but not limited to income tax, value added tax, goods and services tax, transfer tax, business tax, foreign enterprise income tax, consumption tax, securities transaction tax, withholding tax, stamp duty or other documentary taxes or charges, and any other taxes and charges, and interest and penalties thereon) imposed by any federal, state, territorial or local government of Australia, or any political subdivision or taxing authority in any such jurisdiction (collectively, “Taxes,” which for the avoidance of doubt, does not include income tax) and all amounts shall be paid free and clear of any deduction or withholding. The Company agrees that it shall be responsible for all Taxes as well as all applicable compliance and regulatory obligations which may arise from or in connection with this Agreement. If any Taxes shall be due, or if the Company shall be required by applicable law to make any deduction or withholding on account of any Taxes, or if any Tax is required to be paid by the Underwriters on account of services performed hereunder, the Company agrees to pay to the Underwriters such additional amounts as shall be required so that the net amount received by the Underwriters from the Company after such deduction, withholding or payment shall equal the amount otherwise due to the Underwriters hereunder. The Company shall promptly deliver to the Underwriters all official tax receipts evidencing payment of the Taxes. The Underwriters agree to provide the Company with any and all forms or other documentation or information that the Company reasonably requests to enable the Company to minimize the amount of any such Taxes. The Company will indemnify the Underwriters and hold it harmless against any Taxes on the creation, issuance and sale of the Securities to the Underwriters and on the execution and delivery of this Agreement and any interest and penalties thereon.

4.25. Tail Period. Notwithstanding any other provision of this Agreement, including, but not limited to, Section 4.20 of this Agreement, for a period of twelve months from the date of this Agreement, if the Company receives any proceeds from any investor contacted or introduced to the Company by the Representative, then the Company agrees to pay to the Representative a cash fee equal to up to 8.0% of such proceeds and issue the Representative a warrant equal to 5.0% of the securities issued in such subsequent offering.

4.26. Research Independence. The Company acknowledges that each Underwriter’s research analysts and research departments, if any, are required to be independent from their respective investment banking divisions and are subject to certain regulations and internal policies, and that such Underwriter’s research analysts may hold and make statements or investment recommendations and/or publish research reports with respect to the Company and/or the offering that differ from the views of its investment bankers. The Company hereby waives and releases, to the fullest extent permitted by law, any claims that the Company may have against such Underwriter with respect to any conflict of interest that may arise from the fact that the views expressed by their independent research analysts and research departments may be different from or inconsistent with the views or advice communicated to the Company by such Underwriter’s investment banking divisions. The Company acknowledges that the Representative is a full service securities firm and as such from time to time, subject to applicable securities laws, may effect transactions for its own account or the account of its customers and hold long or short position in debt or equity securities of the Company.

4.27 Warrant ADSs. If all or any portion of an Investor Warrant or Representative’s Warrant is exercised at a time when there is an effective registration statement to cover the issuance of the Warrant ADSs or if the Investor Warrants or Representative’s Warrant is exercised via cashless exercise, the Warrant ADSs issued pursuant to any such exercise shall be issued free of all restrictive legends. If at any time following the date hereof the Registration Statement (or any subsequent registration statement registering the sale or resale of the Warrant Shares) is not effective or is not otherwise available for the sale of the Warrant ADSs, the Company shall immediately notify the holders of the Investor Warrants or Representative’s Warrant in writing that such registration statement is not then effective and thereafter shall promptly notify such holders when the registration statement is effective again and available for the sale of the Warrant ADSs (it being understood and agreed that the foregoing shall not limit the ability of the Company to issue, or any holder thereof to sell, any of the Warrant ADSs in compliance with applicable federal and state securities laws).

ARTICLE V.

DEFAULT BY UNDERWRITERS

If on the Closing Date or any Option Closing Date, if any, any Underwriter shall fail to purchase and pay for the portion of the Closing Securities or Option Securities, as the case may be, which such Underwriter has agreed to purchase and pay for on such date (otherwise than by reason of any default on the part of the Company), the Representative, or if the Representative is the defaulting Underwriter, the non-defaulting Underwriters, shall use their reasonable efforts to procure within 36 hours thereafter one or more of the other Underwriters, or any others, to purchase from the Company such amounts as may be agreed upon and upon the terms set forth herein, the Closing Securities or Option Securities, as the case may be, which the defaulting Underwriter or Underwriters failed to purchase. If during such 36 hours the Representative shall not have procured such other Underwriters, or any others, to purchase the Closing Securities or Option Securities, as the case may be, agreed to be purchased by the defaulting Underwriter or Underwriters, then (a) if the aggregate number of Closing Securities or Option Securities, as the case may be, with respect to which such default shall occur does not exceed 10% of the Closing Securities or Option Securities, as the case may be, covered hereby, the other Underwriters shall be obligated, severally, in proportion to the respective numbers of Closing Securities or Option Securities, as the case may be, which they are obligated to purchase hereunder, to purchase the Closing Securities or Option Securities, as the case may be, which such defaulting Underwriter or Underwriters failed to purchase, or (b) if the aggregate number of Closing Securities or Option Securities, as the case may be, with respect to which such default shall occur exceeds 10% of the Closing Securities or Option Securities, as the case may be, covered hereby, the Company or the Representative will have the right to terminate this Agreement without liability on the part of the non-defaulting Underwriters or of the Company except to the extent provided in Article VI hereof. In the event of a default by any Underwriter or Underwriters, as set forth in this Article V, the applicable Closing Date may be postponed for such period, not exceeding seven days, as the Representative, or if the Representative is the defaulting Underwriter, the non-defaulting Underwriters, may determine in order that the required changes in the Prospectus or in any other documents or arrangements may be effected. The term “Underwriter” includes any person substituted for a defaulting Underwriter. Any action taken under this Section shall not relieve any defaulting Underwriter from liability in respect of any default of such Underwriter under this Agreement.

ARTICLE VI.

INDEMNIFICATION

6.1 Indemnification of the Underwriters. Subject to the conditions set forth below, the Company agrees to indemnify and hold harmless the Underwriters, and each dealer selected by each Underwriter that participates in the offer and sale of the Public Securities (each a “Selected Dealer”) and each of their respective directors, officers and employees and each Person, if any, who controls such Underwriter or any Selected Dealer (“Controlling Person”) within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, against any and all loss, liability, claim, damage and expense whatsoever (including but not limited to any and all legal or other expenses reasonably incurred in investigating, preparing or defending against any litigation, commenced or threatened, or any claim whatsoever, whether arising out of any action between such Underwriter and the Company or between such Underwriter and any third party or otherwise) to which they or any of them may become subject under the Securities Act, the Exchange Act or any other statute or at common law or otherwise or under the laws of foreign countries, arising out of or based upon any Proceeding, commenced or threatened (whether or not such Underwriter is a target of or party to such Proceeding), or arising out of or based upon any untrue statement or alleged untrue statement of a material fact contained in (i) any Preliminary Prospectus, if any, the Registration Statement or the Prospectus (as from time to time each may be amended and supplemented); (ii) any materials or information provided to investors by, or with the approval of, the Company in connection with the marketing of the offering of the Securities, including any “road show” or investor presentations made to investors by the Company (whether in person or electronically); or (iii) any application or other document or written communication (in this Article VI, collectively called “application”) executed by the Company or based upon written information furnished by the Company in any jurisdiction in order to qualify the Securities under the securities laws thereof or filed with the Commission, any state securities commission or agency, Trading Market or any securities exchange; or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, unless such statement or omission was made in reliance upon and in conformity with written information furnished to the Company with respect to the applicable Underwriter by or on behalf of such Underwriter expressly for use in any Preliminary Prospectus, if any, the Registration Statement or Prospectus, or any amendment or supplement thereto, or in any application, as the case may be. With respect to any untrue statement or omission or alleged untrue statement or omission made in the Preliminary Prospectus, if any, the indemnity agreement contained in this Section 6.1 shall not inure to the benefit of an Underwriter to the extent that any loss, liability, claim, damage or expense of such Underwriter results from the fact that a copy of the Prospectus was not given or sent to the Person asserting any such loss, liability, claim or damage at or prior to the written confirmation of sale of the Securities to such Person as required by the Securities Act and the rules and regulations thereunder, and if the untrue statement or omission has been corrected in the Prospectus, unless such failure to deliver the Prospectus was a result of non-compliance by the Company with its obligations under this Agreement. The Company agrees promptly to notify each Underwriter of the commencement of any litigation or proceedings against the Company or any of its officers, directors or Controlling Persons in connection with the issue and sale of the Securities or in connection with the Registration Statement or Prospectus.

6.2 Procedure. If any action is brought against an Underwriter, a Selected Dealer or a Controlling Person in respect of which indemnity may be sought against the Company pursuant to Section 6.1, such Underwriter, such Selected Dealer or Controlling Person, as the case may be, shall promptly notify the Company in writing of the institution of such action and the Company shall assume the defense of such action, including the employment and fees of counsel (subject to the reasonable approval of such Underwriter or such Selected Dealer, as the case may be) and payment of actual expenses. Such Underwriter, such Selected Dealer or Controlling Person shall have the right to employ its or their own counsel in any such case, but the fees and expenses of such counsel shall be at the expense of such Underwriter, such Selected Dealer or Controlling Person unless (i) the employment of such counsel at the expense of the Company shall have been authorized in writing by the Company in connection with the defense of such action, or (ii) the Company shall not have employed counsel to have charge of the defense of such action, or (iii) such indemnified party or parties shall have reasonably concluded that there may be defenses available to it or them which are different from or additional to those available to the Company (in which case the Company shall not have the right to direct the defense of such action on behalf of the indemnified party or parties), in any of which events the reasonable fees and expenses of not more than one additional firm of attorneys selected by such Underwriter (in addition to local counsel), Selected Dealer and/or Controlling Person shall be borne by the Company. Notwithstanding anything to the contrary contained herein, if any Underwriter, Selected Dealer or Controlling Person shall assume the defense of such action as provided above, the Company shall have the right to approve the terms of any settlement of such action which approval shall not be unreasonably withheld.

6.3 Indemnification of the Company. Each Underwriter severally and not jointly agrees to indemnify and hold harmless the Company, its directors, officers and employees and agents who control the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act against any and all loss, liability, claim, damage and expense described in the foregoing indemnity from the Company to such Underwriter, as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions made in any Preliminary Prospectus, if any, the Registration Statement or Prospectus or any amendment or supplement thereto or in any application, in reliance upon, and in strict conformity with, written information furnished to the Company with respect to such Underwriter by or on behalf of such Underwriter expressly for use in such Preliminary Prospectus, if any, the Registration Statement or Prospectus or any amendment or supplement thereto or in any such application. In case any action shall be brought against the Company or any other Person so indemnified based on any Preliminary Prospectus, if any, the Registration Statement or Prospectus or any amendment or supplement thereto or any application, and in respect of which indemnity may be sought against such Underwriter, such Underwriter shall have the rights and duties given to the Company, and the Company and each other Person so indemnified shall have the rights and duties given to such Underwriter by the provisions of this Article VI. Notwithstanding the provisions of this Section 6.3, no Underwriter shall be required to indemnify the Company for any amount in excess of the underwriting discounts and commissions applicable to the Securities purchased by such Underwriter. The Underwriters’ obligations in this Section 6.3 to indemnify the Company are several in proportion to their respective underwriting obligations and not joint.

6.4 Contribution.

(a) Contribution Rights. In order to provide for just and equitable contribution under the Securities Act in any case in which (i) any Person entitled to indemnification under this Article VI makes a claim for indemnification pursuant hereto but it is judicially determined (by the entry of a final judgment or decree by a court of competent jurisdiction and the expiration of time to appeal or the denial of the last right of appeal) that such indemnification may not be enforced in such case notwithstanding the fact that this Article VI provides for indemnification in such case, or (ii) contribution under the Securities Act, the Exchange Act or otherwise may be required on the part of any such Person in circumstances for which indemnification is provided under this Article VI, then, and in each such case, the Company and each Underwriter, severally and not jointly, shall contribute to the aggregate losses, liabilities, claims, damages and expenses of the nature contemplated by said indemnity agreement incurred by the Company and such Underwriter, as incurred, in such proportions that such Underwriter is responsible for that portion represented by the percentage that the underwriting discount appearing on the cover page of the Prospectus bears to the initial offering price appearing thereon and the Company is responsible for the balance; provided, that, no Person guilty of a fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation. For purposes of this Section, each director, officer and employee of such Underwriter or the Company, as applicable, and each Person, if any, who controls such Underwriter or the Company, as applicable, within the meaning of Section 15 of the Securities Act shall have the same rights to contribution as such Underwriter or the Company, as applicable. Notwithstanding the provisions of this Section 6.4, no Underwriter shall be required to contribute any amount in excess of the underwriting discounts and commissions applicable to the Securities purchased by such Underwriter. The Underwriters’ obligations in this Section 6.4 to contribute are several in proportion to their respective underwriting obligations and not joint.

(b) Contribution Procedure. Within fifteen days after receipt by any party to this Agreement (or its representative) of notice of the commencement of any action, suit or proceeding, such party will, if a claim for contribution in respect thereof is to be made against another party (“contributing party”), notify the contributing party of the commencement thereof, but the failure to so notify the contributing party will not relieve it from any liability which it may have to any other party other than for contribution hereunder. In case any such action, suit or proceeding is brought against any party, and such party notifies a contributing party or its representative of the commencement thereof within the aforesaid fifteen days, the contributing party will be entitled to participate therein with the notifying party and any other contributing party similarly notified. Any such contributing party shall not be liable to any party seeking contribution on account of any settlement of any claim, action or proceeding affected by such party seeking contribution without the written consent of such contributing party. The contribution provisions contained in this Section 6.4 are intended to supersede, to the extent permitted by law, any right to contribution under the Securities Act, the Exchange Act or otherwise available.

ARTICLE VII.

MISCELLANEOUS

7.1 Termination.

(a) Termination Right. The Representative shall have the right to terminate this Agreement at any time prior to the Closing Date or any Option Closing Date, if any, (i) if any domestic or international event or act or occurrence has materially disrupted, or in its opinion will in the immediate future materially disrupt, general securities markets in the United States or Australia; or (ii) if trading on any Trading Market shall have been suspended or halted or materially limited, or minimum or maximum prices for trading shall have been fixed, or maximum ranges for prices for securities shall have been required by FINRA or by order of the Commission or any other government authority having jurisdiction, or (iii) if the United States or Australia shall have become involved in a new war or an increase in major hostilities, or (iv) if a banking moratorium has been declared by a New York State, United States, federal or Australian authority, or (v) if a moratorium on foreign exchange trading has been declared which materially adversely impacts the United States or Australian securities markets, or (vi) if the Company shall have sustained a material loss by fire, flood, accident, hurricane, earthquake, theft, sabotage or other calamity or malicious act which, whether or not such loss shall have been insured, will, in the Representative’s opinion, make it inadvisable to proceed with the delivery of the Securities, or (vii) if the Company is in material breach of any of its representations, warranties or covenants hereunder, or (viii) if the Representative shall have become aware after the date hereof of such a material adverse change in the conditions or prospects of the Company, or such adverse material change in general market conditions as in the Representative’s judgment would make it impracticable to proceed with the offering, sale and/or delivery of the Securities or to enforce contracts made by the Underwriters for the sale of the Securities.

(b) Dealing in Securities by the Underwriter. The Underwriter hereby agrees (i) to reduce its interest in the Securities to less than 20% of the voting power (as defined in the Corporations Act) within 14 days of acquiring the Securities (ii) not to exercise any voting rights attaching to the Securities in excess of 19.9% of the voting power in the Company without first obtaining the written consent of ASIC and (iii) to use its best efforts to obtain as wide a placement as practicable when reselling the Securities to investors.

(c) Expenses. In the event this Agreement shall be terminated pursuant to Section 7.1(a), within the time specified herein or any extensions thereof pursuant to the terms herein, the Company shall be obligated to pay to the Representative its actual and accountable out of pocket expenses related to the transactions contemplated herein then due and payable, including the fees and disbursements of EGS up to $50,000 (provided, however, that such expense cap in no way limits or impairs the indemnification and contribution provisions of this Agreement).

(d) Indemnification. Notwithstanding any contrary provision contained in this Agreement, any election hereunder or any termination of this Agreement, and whether or not this Agreement is otherwise carried out, the provisions of Article VI shall not be in any way effected by such election or termination or failure to carry out the terms of this Agreement or any part hereof.

7.2 Entire Agreement. The Transaction Documents, together with the exhibits and schedules thereto, and the Prospectus contain the entire understanding of the parties with respect to the subject matter hereof and thereof and supersede all prior agreements and understandings, oral or written, with respect to such matters, which the parties acknowledge have been merged into such documents, exhibits and schedules. Notwithstanding anything herein to the contrary, the Engagement Agreement, dated October 15, 2025, between the Company and the Representative shall continue to be effective and the terms therein shall continue to survive and be enforceable by the Representative in accordance with its terms, including, without limitation, Section 14 therein, provided that, in the event of a conflict between the terms of the Engagement Agreement and this Agreement, the terms of this Agreement shall prevail.

7.3 Notices. Any and all notices or other communications or deliveries required or permitted to be provided hereunder shall be in writing and shall be deemed given and effective on the earliest of: (a) the date of transmission, if such notice or communication is delivered via facsimile at the facsimile number or email attachment at the email address set forth on the signature pages attached hereto at or prior to 5:30 p.m. (New York City time) on a Trading Day, (b) the next Trading Day after the date of transmission, if such notice or communication is delivered via facsimile at the facsimile number or email attachment at the email address as set forth on the signature pages attached hereto on a day that is not a Trading Day or later than 5:30 p.m. (New York City time) on any Trading Day, (c) the second (2nd) Trading Day following the date of mailing, if sent by U.S. nationally recognized overnight courier service or (d) upon actual receipt by the party to whom such notice is required to be given. The address for such notices and communications shall be as set forth on the signature pages attached hereto.

7.4 Amendments; Waivers. No provision of this Agreement may be waived, modified, supplemented or amended except in a written instrument signed, in the case of an amendment, by the Company and the Representative. No waiver of any default with respect to any provision, condition or requirement of this Agreement shall be deemed to be a continuing waiver in the future or a waiver of any subsequent default or a waiver of any other provision, condition or requirement hereof, nor shall any delay or omission of any party to exercise any right hereunder in any manner impair the exercise of any such right.

7.5 Headings. The headings herein are for convenience only, do not constitute a part of this Agreement and shall not be deemed to limit or affect any of the provisions hereof.

7.6 Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties and their successors and permitted assigns.

7.7 Governing Law. All questions concerning the construction, validity, enforcement and interpretation of the Transaction Documents shall be governed by and construed and enforced in accordance with the internal laws of the State of New York, without regard to the principles of conflicts of law thereof. Each party agrees that all legal proceedings concerning the interpretations, enforcement and defense of the transactions contemplated by this Agreement and any other Transaction Documents (whether brought against a party hereto or its respective affiliates, directors, officers, shareholders, partners, members, employees or agents) shall be commenced exclusively in the state and federal courts sitting in the City of New York. Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in the City of New York, Borough of Manhattan (collectively, the “Specified Courts”) for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein (including with respect to the enforcement of any of the Transaction Documents), and hereby irrevocably waives, and agrees not to assert in any action, suit or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is improper or is an inconvenient venue for such proceeding. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. The Company hereby irrevocably designates and appoints Vcorp Services, LLC, located at 25 Robert Pitt Drive, Suite 204, Monsey, New York, 10952 (the “Process Agent”) as its authorized agent upon whom process may be served in any claim brought against the Company, it being understood that the designation and appointment of the Process Agent as such authorized agent shall become effective immediately without any further action on the part of the Company. The Company represents to each Underwriter that it has notified the Process Agent of such designation and appointment and that the Process Agent has accepted the same. The Company hereby irrevocably authorizes and directs the Process Agent to accept such service. The Company further agrees that service of process upon the Process Agent and written notice of said service to the Company, mailed by first-class mail and delivered to the Process Agent, shall be deemed in every respect effective service of process upon the Company in any such claim. Nothing contained herein shall be deemed to limit in any way any right to serve process in any other manner permitted by law. If either party shall commence an action or proceeding to enforce any provisions of the Transaction Documents, then, in addition to the obligations of the Company under Article VI, the prevailing party in such action, suit or proceeding shall be reimbursed by the other party for its reasonable attorneys’ fees and other costs and expenses incurred with the investigation, preparation and prosecution of such action or proceeding. Nothing herein shall affect the right of each Underwriter, its partners, directors, officers and members, any person who controls any Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, or any “affiliate” (within the meaning of Rule 405 under the Securities Act) of such Underwriter, or the successors and assigns of all of the foregoing persons, to serve process in any other manner permitted by law. Notwithstanding the foregoing, any action arising out of or based upon this Agreement may be instituted by any Underwriter, the directors, officers, employees and agents of any Underwriter, or by any person who controls any Underwriter, in any court of competent jurisdiction in Australia. The provisions of this Section 7.7 shall survive any termination of this Agreement, in whole or in part.

7.8 Survival. The representations and warranties contained herein shall survive the Closing and the Option Closing, if any, and the delivery of the Securities.

7.9 Execution. This Agreement may be executed in two or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to each other party, it being understood that the parties need not sign the same counterpart. In the event that any signature is delivered by facsimile transmission or by e-mail delivery of a “.pdf” format data file, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile or “.pdf” signature page were an original thereof.

7.10 Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, illegal, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions set forth herein shall remain in full force and effect and shall in no way be affected, impaired or invalidated, and the parties hereto shall use their commercially reasonable efforts to find and employ an alternative means to achieve the same or substantially the same result as that contemplated by such term, provision, covenant or restriction. It is hereby stipulated and declared to be the intention of the parties that they would have executed the remaining terms, provisions, covenants and restrictions without including any of such that may be hereafter declared invalid, illegal, void or unenforceable.

7.11 Remedies. In addition to being entitled to exercise all rights provided herein or granted by law, including recovery of damages, the Underwriters and the Company will be entitled to specific performance under the Transaction Documents. The parties agree that monetary damages may not be adequate compensation for any loss incurred by reason of any breach of obligations contained in the Transaction Documents and hereby agree to waive and not to assert in any action for specific performance of any such obligation the defense that a remedy at law would be adequate.

7.12 Saturdays, Sundays, Holidays, etc. If the last or appointed day for the taking of any action or the expiration of any right required or granted herein shall not be a Business Day, then such action may be taken or such right may be exercised on the next succeeding Business Day.

7.13 Construction. The parties agree that each of them and/or their respective counsel have reviewed and had an opportunity to revise the Transaction Documents and, therefore, the normal rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of the Transaction Documents or any amendments thereto. In addition, each and every reference to share or ADS prices and Ordinary Shares in any Transaction Document shall be subject to adjustment for reverse and forward stock splits, stock dividends, stock combinations and other similar transactions of the Ordinary Shares that occur after the date of this Agreement.

7.14 WAIVER OF JURY TRIAL. IN ANY ACTION, SUIT, OR PROCEEDING IN ANY JURISDICTION BROUGHT BY ANY PARTY AGAINST ANY OTHER PARTY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY, THE PARTIES EACH KNOWINGLY AND INTENTIONALLY, TO THE GREATEST EXTENT PERMITTED BY APPLICABLE LAW, HEREBY ABSOLUTELY, UNCONDITIONALLY, IRREVOCABLY AND EXPRESSLY WAIVE FOREVER ANY RIGHT TO TRIAL BY JURY.

(Signature Pages Follow)

If the foregoing correctly sets forth the understanding between the Underwriters and the Company, please so indicate in the space provided below for that purpose, whereupon this letter shall constitute a binding agreement among the Company and the several Underwriters in accordance with its terms.

Very truly yours,

CHILWA MINERALS LIMITED.

By:
	Name:	Cadell Buss
	Title:	Managing Director

By:
	Name:	Susan Park
	Title:	Company Secretary

Address for Notice:

Level 28, 140 St Georges Terrace

Perth, WA 4000

Australia

Email: cbuss@chilwaminerals.com.au

Copy to: andrew.reilly@rimonlaw.com

Accepted on the date first above written.
MAXIM GROUP LLC
As the Representative of the several
Underwriters listed on Schedule I

By:
Name:
Title:

Address for Notice:

Copy to:

Ellenoff Grossman & Schole LLP

1345 Avenue of the Americas

New York, New York 10105

Attention: Matthew Bernstein, Esq.

SCHEDULE I

Schedule of Underwriters

Underwriters	Closing ADSs for Company Investors	Closing Warrants for Company Investors	Closing ADSs for other Investors	Closing Warrants for other Investors	Aggregate Closing Purchase Price

Total:

SCHEDULE II

Schedule of Company investors

[Company to provide]

EXHIBIT A

Issuer-Represented General Free Writing Prospectus

Exhibit B

Form of Lock-Up Agreement

Exhibit C

Representative’s Warrant

Exhibit D

Warrant Agency Agreement